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                             AGREEMENT OF LEASE

                                   Between




                              GOODWIN SQUARE LLC


                                 as Landlord

                                     and

                                TENERA, INC.

                                  as Tenant





                        Dated as of November 18, 1996





                               Goodwin Square
                            Hartford, Connecticut
                                    06103




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
                                    LEASE

     AGREEMENT OF LEASE made as of the date hereinafter set forth is by and between GOODWIN SQUARE LLC, a Connecticut limited partnership, having an office at 555 Long Wharf Drive, New Haven, Connecticut ("LANDLORD") and the tenant named below ("TENANT").

                                 ARTICLE ONE
                              PREMISES AND TERM

     Landlord hereby leases to Tenant and Tenant hereby hires from Landlord for the Term as defined below, the Premises together with the right to use, in common with others, all Common Elements of the Building, subject to the provisions of this Lease hereinafter set forth.

     TO HAVE AND TO HOLD unto Tenant, for the Lease Term commencing on the Commencement Date and ending, unless sooner terminated, on the Expiration Date.

     YIELDING AND PAYING the Rent subject to all the terms, covenants and conditions hereinbefore and hereinafter set forth.

                                 ARTICLE TWO
                         BASIC TERMS AND DEFINITIONS

     SECTION 2.01 BASIC TERMS. The following terms shall have the meanings ascribed to them below except where the context otherwise requires:

     (a) "ADDRESS OF LANDLORD" is c/o Fusco Management Company, LLC., 555 Long Wharf Drive, New Haven, Connecticut 06511.

     (b) "ADDRESS OF TENANT" is One Market Spear Tower, Suite 1850, San Francisco, California 94105-1018, if prior to the Commencement Date and Goodwin Square, 225 Asylum Street, Hartford, Connecticut 06103, if after the Commencement Date.

     (c) "BASE RENT" shall be for each Lease Year an amount equal to the Gross Rentable Area of the Premises multiplied by the rental rate per square foot of Gross Rentable Area as follows:

      PERIOD        |    RATE/S.F.    |      MONTHLY     |    YEARLY RATE
   -----------------|-----------------|------------------|-------------------
      Entire Term   |     $18.00      |     $7,977.00    |    $95,724.00

     (d) "BROKER" shall be Cushman & Wakefield of Connecticut, Inc. and McCarthy O'Callaghan and Co., Inc.

     (e)     "COMMENCEMENT DATE" shall be December 1, 1996.




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                                     -2-

     (f) "EXPIRATION DATE" shall mean (unless this Lease expires or is terminated pursuant to the terms of this Lease or by law at any earlier date), the last day of the calendar month which immediately precedes the forty-third
(43rd) month after the Commencement Date, or May 31, 2000.

     (g)     "LANDLORD" is Goodwin Square LLC.

     (h) "LEASE TERM" or "TERM" shall mean the period from the Commencement Date to the Expiration Date. The Term may be composed of the initial period of this Lease (the "INITIAL TERM") and may include any Renewal Term, if applicable ("RENEWAL TERM").

     (i) "PARKING SPACES" shall mean one parking space within the Building's "GARAGE SPACE," as such term is defined in Section 2.02 below, for each full 1,000 square feet of Gross Rentable Area in the Premises (i.e., five spaces for the initial Gross Rentable Area). Parking Spaces will be provided on an unreserved basis at the current monthly market rental rates for parking spaces in such parking facilities, which rates may change from time to time.

     (j) "PERMITTED USE" shall mean use of the Premises as commercial office space for the conduct of Tenant's business.

     (k) "PREMISES" shall mean the commercial office space located on the 15th floor of the Building and deemed to contain 5,318 square feet of Gross Rentable Area and shown without cross-hatching on the space plan attached hereto and incorporated by reference as EXHIBIT A.

     (l)     "SECURITY DEPOSIT" shall have the meaning ascribed to it in
Section 2.5.

     (m) "TENANT" is Tenera, Inc., a corporation organized under the laws of the State of Delaware.

     (n) "TENANT OCCUPANCY RELATED OPERATING EXPENSES" shall mean the items of Operating Expenses listed in subparagraphs (iii), (vi), (viii) and
(xii) of Section 5.03.

     (o) "TENANT'S PROPORTIONATE SHARE" shall be that fraction, the numerator of which is the Gross Rentable Area of the Premises (which is 5,318 s.f. as of the date hereof), as such may be increased by Tenant's lease of additional space, and the denominator of which is (i) with respect to Tenant Occupancy Related Operating Expenses, the Gross Rentable Area in the Building then occupied and (ii) with respect to all other Operating Expenses, the greater of (a) the gross rentable square feet in the Building then occupied and (b) ninety-five percent (95%) of the total gross rentable square feet of floor space in Landlord's Building, which for purposes hereof is deemed to be 331,738. Tenant's Proportionate Share is subject to adjustment as set forth in Section 2.02(h).



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                                     -3-

     SECTION 2.02 DEFINITIONS. The following additional terms shall have the meanings ascribed to them below:

     (a) "ADDITIONAL RENT" shall mean the amounts due and payable to Landlord as provided in Section 5.02, together with any other amounts under this Lease described as Additional Rent, which amounts shall be due and payable to Landlord upon demand, unless otherwise provided.

     (b) "AFTER HOURS" shall mean any periods of time not within Business Hours of Business Days.

     (c) "BUILDING" shall mean the thirty (30) story, mixed-use office/hotel/retail building containing approximately 331,738 square feet of Gross Rentable Area built upon a parcel of land located in the block bounded by Pearl Street, Ann Street, Asylum Street and Haynes Street, all in the City of Hartford and State of Connecticut.

     (d) "BUSINESS DAYS" shall mean Monday through Saturday of each calendar week exclusive of the following holidays: New Year's Day; Memorial Day; Independence Day; Labor Day; Thanksgiving Day; Christmas Day.

     (e) "BUSINESS HOURS" shall mean 8:00 a.m. to 6:00 p.m. of each Business Day and 7:00 a.m. to 1:00 p.m. on Saturdays.

     (f) "COMMON ELEMENTS" shall mean the atriums, hallways, corridors, washrooms, lobbies, sidewalks, plazas, stairways, elevators and other public portions of the Building.

     (g)     "EVENT OF DEFAULT" shall have the meaning ascribed to it in
Section 17.01.

     (h) "FULLY OCCUPIED" shall mean the Building has been leased at the Minimum Percentage Level; provided, if more of the Building's Gross Rentable Area has been leased, the actual larger percentage will represent "Fully Occupied."

     (i) "GARAGE SPACE" shall mean the parking area containing a total of 302 covered parking spaces located within the Building.

     (j) "GOVERNMENTAL AUTHORITY" shall mean the government of the United States, the State of Connecticut, the Town in which the Premises are located and any other governmental entity exercising authority or jurisdiction over the Building or the Premises.

     (k)     "GROSS RENTABLE AREA" shall have the meaning ascribed to it in
Section 2.03.

     (l)     "IMPOSITIONS" shall have the meaning ascribed to it in Section
5.04.

     (m) "LAND" shall mean that piece or parcel of real property described in EXHIBIT B attached hereto.



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                                     -4-

     (n)     "LEASE" shall mean this instrument.

     (o) "LEASE YEAR" shall mean the period commencing on the Commencement Date and ending on the last day of the calendar month in which occurs the first anniversary of the Commencement Date; and each succeeding twelve (12) month period thereafter.

     (p) "MINIMUM PERCENTAGE LEVEL" shall mean that 95% of the Gross Rentable Area of the Building is leased.

     (q)     "OPERATING EXPENSES" shall have the meaning ascribed to it in
Section 5.03.

     (r)     "OPERATING STATEMENT" shall have the meaning ascribed to it in
Section 5.05.

     (s)     "OPERATING YEAR" shall be the calendar year.

     (t) "RENT" shall mean the sum of Base Rent and Additional Rent as provided herein.

     (u) "RULES AND REGULATIONS" shall mean those Rules and Regulations attached as EXHIBIT D as Landlord may hereafter at any time, and from time to time, promulgate and provide written notice thereof to Tenant, which, in Landlord's sole discretion, shall be necessary or desirable for: (i) the reputation, safety, care or appearance of the Building, (ii) the preservation of good order therein, (iii) the operation or maintenance of the Building, or the equipment contained therein or (iv) the comfort of tenants or other occupants in the Building.

     (v) "SUPERIOR LEASE" and "SUPERIOR MORTGAGE" shall have the meanings ascribed to them in Section 22.01.

     (w) "SUPERIOR LESSOR" and "SUPERIOR MORTGAGEE" shall have the meanings ascribed to them in Section 22.01.

     (x) "TENANT IMPROVEMENTS" shall have the meaning ascribed to it in Article Nine (and may refer to the original Tenant Improvements to be constructed as part of Landlord's Work or other improvements constructed by Tenant pursuant to the provisions of Section 9.02, if any).

     (y)     "TENANT'S PROPERTY" shall have the meaning ascribed to it in
Section 14.01.

     SECTION 2.03 CALCULATION OF GROSS RENTABLE AREA. The calculation of Gross Rentable Area ("GRA") for the Premises is based upon the actual dimensions of the Premises in accordance with the current standards consistently applied within the Building for similar space.

     SECTION 2.04 RIGHT OF FIRST OFFER. Provided that Tenant is then not in default hereunder and is then occupying space in the Building under this Lease, if at any time during the Term Landlord has made or intends to make a proposal to lease any space on the 15th floor of the Building which is contiguous to the Premises (the "EXPANSION SPACE"), Landlord will notify



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                                     -5-

Tenant in writing of such fact (the "LANDLORD NOTIFICATION"), and Tenant shall have the right (the "RIGHT OF FIRST OFFER"), subject to any then existing rights of other tenants (regardless of when granted), to be exercised in writing to Landlord (the "TENANT RESPONSE") within 15 days after receiving such notification from Landlord (the "NOTIFICATION PERIOD"), to lease all, but not part, of the Expansion Space, to be leased by Tenant from the date that Landlord and Tenant shall have executed a definitive agreement with respect thereto (which shall in no event be more than 30 days from the date of the Tenant Response) to the last day of the Term, as the same may have been extended. If Tenant chooses not to exercise the Right of First Offer, then upon the expiration of the Notification Period, Landlord shall have the right to lease the Expansion Space to any party and on any terms.

If Tenant leases the Expansion Space pursuant to this section, such space shall be leased upon all the covenants, agreements, terms, provisions and conditions set forth in this Lease (except for such covenants, agreements, terms, provisions and conditions of this Lease as shall be clearly inapplicable or irrelevant).

                                ARTICLE THREE
                         COMMENCEMENT OF LEASE TERM

     SECTION 3.01 COMMENCEMENT. The Term shall commence on the Commencement Date and shall expire and come to a complete end on the Expiration Date as those dates are more particularly set forth in Section 2.01.

     SECTION 3.02 DELAY. Notwithstanding anything contained in Section 3.01 to the contrary, if Landlord shall be unable to deliver possession of the Premises on the Commencement Date by reason of the fact that the Premises are not ready for occupancy, or for any other reason, Landlord shall not be subject to any liability for its failure to deliver possession on the Commencement Date. If repairs, improvements or decorations of the Premises are to be made by Landlord and are not completed on or before the Commencement Date, Landlord shall not be subject to any liability for any delay in such completion. No such failure to deliver possession on the Commencement Date or failure to complete the Premises on the Commencement Date shall affect the validity of this Lease or the obligations of Tenant hereunder.
Notwithstanding anything herein to the contrary, in no event shall Tenant be required to pay Rent prior to the date that the Premises are ready for occupancy.

     SECTION 3.03 RENEWAL TERM. Provided Tenant shall not then be in default under the terms of this Lease, Tenant shall have the right to extend the Term of this Lease for one additional period of three (3) years (the "RENEWAL TERM"). Any such exercise must be made by Tenant giving written notice thereof to Landlord not less than nine months prior to the expiration of the original Term. This Lease shall be extended for the Renewal Term upon all the covenants, agreements, terms, provisions and conditions set forth in this Lease (except for such covenants, agreements, terms, provisions and conditions of this Lease as shall be clearly inapplicable or irrelevant or as provided below). During the Renewal Term, the Base Rent for the Premises shall be equal to the fair rental value for the Premises during the Renewal Term, after giving consideration to Tenant's size and credit rating, but in no event less than the rent payable hereunder on the last day of the original Term. For purposes of the foregoing, "fair rental value" shall be the value agreed upon by Landlord and Tenant, which agreement shall be in writing, by letter or otherwise, signed by both parties at least six (6) months in advance of commencement of the Renewal Term. If the parties fail to agree upon the fair rental value by such time, the matter shall be submitted for the written appraisal of a licensed real estate appraiser, as selected and agreed upon by the parties. In the event the parties fail to agree upon a real estate appraiser, Landlord shall select an independent real estate appraiser of its choice, Tenant shall select an independent real estate appraiser of its choice and, if the two appraisers cannot agree upon an appraisal, the two appraisers so selected shall select a third independent real estate appraiser. All such real estate appraisers shall have an M.A.I. designation. The appraisers selected shall, by a majority vote, determine the fair rental value for Base Rent purposes. The rental value as determined shall be binding on the parties hereto. Any such appraisal shall be completed and fair rental value set at least four (4) months prior to commencement of the Renewal Term.

                                ARTICLE FOUR
                                     USE

     SECTION 4.01 PERMITTED USE. Tenant shall use and occupy the Premises only for its Permitted Use. Tenant shall not violate the Rules and Regulations set forth in EXHIBIT D annexed hereto.

     SECTION 4.02 GOVERNMENTAL MATTERS. If any governmental license or permit, other than a certificate of occupancy shall be required for the proper and lawful conduct of Tenant's business in the Premises or any part thereof, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license and permit.

     SECTION 4.03 TENANT'S RESPONSIBILITY. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises, in any manner (a) which violates the certificate of occupancy for the Premises or for the Building; (b) which causes or is liable to cause injury to the Building or any equipment, facilities or systems therein; (c) which constitutes a violation of any applicable laws and requirements of any Governmental Authority or the requirements of insurance bodies; (d) which impairs or tends to impair the character, reputation or appearance of the Building as a first-class office building; (e) which impairs or tends to impair the proper and economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems; or (f) which annoys or inconveniences or tends to annoy or inconvenience other tenants or occupants of the Building.

     SECTION 4.04 LOAD. Tenant shall not place a load upon any floor of the Premises which exceeds the live load per square foot which such floor was designed to carry and which is allowed by law. The permitted live load per square foot of Gross Rentable Area is 100 lbs.

     SECTION 4.05 NOISE OR VIBRATION. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to the Premises to such a degree as to be objectionable to Landlord shall be placed and maintained by the party owning the machines or equipment at such party's expense, in such a manner as to eliminate noise or vibration. In the event of any violation, Tenant shall be obligated to make such repairs to the Premises and Building resulting therefrom and to take all steps reasonably necessary to eliminate such noise or vibration.

     SECTION 4.06 ACCESS TO PREMISES. Tenant shall have unrestricted access to the Premises via the first floor atrium. Landlord shall keep the atrium free from unreasonable obstructions; provided however, that the atrium may be used for receptions and similar events, which Landlord agrees shall not unreasonably interfere with Tenant's access to the Premises through the atrium.

                                ARTICLE FIVE
                                    RENT

     SECTION 5.01 BASE RENT. Commencing sixty days following the Commencement Date and continuing throughout the Lease Term, Tenant covenants and agrees to pay to Landlord a Base Rent at the annual rate set forth in
Section 2.01, payable in equal monthly installments in advance as provided in
Section 2.01 which shall be due and payable on the first day of each calendar month during the Lease Term at the office of Landlord set forth herein or at such other place as Landlord may designate without any set-off or deduction whatsoever except as shall be expressly provided herein to the contrary. In the event that such date for commencement of rent shall be a date other than the first day of a calendar month, Tenant shall pay to Landlord on the such date an amount equal to such proportion of an equal monthly installment of Base Rent as the number of days from and including said date bears to the total number of days in said calendar month, and said payment shall represent pro rata Base Rent to the end of such calendar month.

     SECTION 5.02 OPERATING EXPENSES AS ADDITIONAL RENT. Commencing January 1, 1998, Tenant shall pay, as Additional Rent, with each installment of Base Rent, one twelfth (1/12) of Tenant's Proportionate Share of the Escalation Amount of the Building's Operating Expenses for each Operating Year. For purposes hereof, "ESCALATION AMOUNT" in any Lease Year during the Term (including any Renewal Term) means the amount by which Operating Expenses of the Building for such Operating Year exceed the Operating Expenses of the Building for the Operating Year from January 1, 1997 through December 31, 1997. Such payment will be based upon Landlord's estimate of the Building's Operating Expenses for each Operating Year, which estimate will be based upon Landlord's reasonable projection of the cost of Operating Expenses for the period in question. Payments due hereunder may be subject to adjustments as provided in Section 5.05.

     SECTION 5.03 OPERATING EXPENSES. For purposes of this Article, the term "OPERATING EXPENSES" shall mean the sum of (a) Impositions (as defined in Section 5.04 below) and (b) all expenses paid or incurred by Landlord or on Landlord's behalf in respect of the repair, maintenance and operation of the Building, the Land and the curbs, sidewalks and atriums adjoining the same, including, without limitation (i) salaries, wages, medical, surgical, union and general welfare benefits (including, without limitation, group life insurance) and pension payments of employees of Landlord engaged in the repair, operation and maintenance of the Building;
(ii) payroll taxes, workmen's compensation, uniforms and related expenses for employees; (iii) the cost of all charges for gas, steam, electricity (determined as if Tenant's Proportionate Share of the Building's electrical service was separately metered to Tenant with respect to the Premises at the electrical utility's current rates for such service), any alternate source of energy, heat, ventilation, air-conditioning, water and other utilities furnished to the Building (including, without limitation, the Common Elements), together with any taxes on such utilities; (iv) the cost of painting; (v) the cost of all charges for rent, casualty, liability and fidelity insurance with regard to the Building and the maintenance and/or operation thereof; (vi) the cost of the purchase or rental of all supplies (including, without limitation, cleaning supplies), tools, materials and equipment, and sales and other taxes thereon; (vii) depreciation of hand tools and other movable equipment used in the repair, maintenance or operation of the Building; (viii) the cost of all charges for window and other cleaning and janitorial and security services, plant and landscaping service, plantings and replantings, elevator maintenance and repair, ice and snow removal and trash removal; (ix) charges of independent contractors; (x) repairs and replacements made by Landlord at its expense; (xi) alterations and improvements to the Building made by reason of the laws and requirements of any public authorities or the requirements of insurance bodies; (xii) a management fee equal to the greater of five (5%) percent of the gross income derived from the Building or the amount which is not in excess of the then prevailing rates for management fees of other first class office buildings in the City of Hartford, Connecticut; (xiii) that portion of the cost of any capital expenditures for repair or replacement of any Building element (which expenses are not chargeable to Operating Expenses under any other clause of this Section and which would be capitalized under Landlord's method of accounting) allocated to that Operating Year by dividing the amount of the expenditure by the useful life (as reasonable estimated by Landlord) of such capital expenditure; (xiv) reasonable legal, accounting and other professional fees incurred in connection with the operation, maintenance and management of the Building, and
(xv) all other charges properly allocable to the repair, operation and maintenance of the Building in accordance with generally accepted accounting principles; EXCLUDING, HOWEVER, (1) an allowance for depreciation on the Building, (2) interest on and amortization of debts, (3) leasehold improvements, (4) brokerage commissions and advertising expenses for procuring new tenants of the Building, (5) refinancing costs, (6) the cost of any item included in Operating Expenses under clauses (i)-(xv) to the extent that such cost is reimbursed by an insurance company, a condemning authority, a tenant or any other party, but if at the time Operating Expenses are determined for an Operating Year such reimbursement has not been made, such cost may be included in Operating Expenses and an adjustment shall be made when and if such reimbursement is actually received by Landlord.

     SECTION 5.04 IMPOSITIONS. As utilized herein "IMPOSITIONS" shall mean all taxes (including personal property taxes, if any) assessments, water and sewer rents, rates and charges, charges for public utilities, excises, levies, license and permit fees and other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time during the Term hereof may be assessed, levied, confirmed, imposed upon, or become due and payable out of or in respect of, or become a lien on, the Land or Building or any part thereof or any appurtenances thereto, any use or occupation of the Land or Building (including sales taxes on lease payments) or such franchises as may be appurtenant to the use of the Land or Building; provided, however, that, nothing herein contained shall require Tenant to pay municipal, state or federal income taxes assessed against Landlord, municipal, state or federal capital levy, estate, succession, inheritance or transfer taxes of Landlord, or corporation franchise taxes imposed upon any corporate owner of the Land; provided further, however, that if at any time during the Term the methods of taxation prevailing at the execution date of this Lease shall be altered so as to cause the whole or any part of the taxes, assessments, or other Impositions or charges now levied, assessed or imposed on the Land and the Building thereon, in lieu thereof, to be levied, assessed and imposed, wholly or partially as a capital levy, or otherwise, on the rents received therefrom, or if any such tax, assessment, levy (including but not limited to any municipal, county, state or federal levy), Imposition or charge, or any part thereof, shall be measured by or be based in whole or in part upon the Land and Building and shall be imposed upon Landlord in lieu of the methods of taxation prevailing at the date of the execution of this Lease, then all such taxes, assessments, levies, Impositions or charges, or the part thereof to the extent that they are so measured or based, shall be deemed to be included within the term Impositions for the purposes hereof.

     SECTION 5.05 OPERATING STATEMENT. Within one hundred twenty (120) days after the expiration of each Operating Year, Landlord shall furnish to Tenant for such Operating Year an Operating Statement setting forth Landlord's computation of the sum payable by Tenant under Section 5.02 for a specified Operating Year. If the Operating Statement shall show that any sums paid by Tenant under Section 5.02 exceeded the actual sums to be paid by Tenant for such Operating Year, Landlord shall apply such excess amount against subsequent payments of Additional Rent due under Section 5.02, and if the Operating Statement shall show that the sums so paid by Tenant under Section
5.02 were less than the actual sums to be paid by Tenant for such Operating Year, Tenant shall pay, as Additional Rent, the amount of such deficiency within thirty (30) days after demand therefor.

     SECTION 5.06 OPERATING STATEMENT BINDING. Each such Operating Statement given by Landlord pursuant to Section 5.05 shall be conclusive and binding upon Tenant (i) unless within sixty (60) days after the receipt of such Operating Statement, Tenant shall notify Landlord that it disputes the correctness of the Operating Statement, specifying the particular respects in which the Operating Statement is claimed to be incorrect, and (ii) if such disputes shall not have been settled by agreement, either party may submit the dispute to arbitration as provided in Article Twenty-Six, within one hundred and twenty (120) days after receipt of such Operating Statement; pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall within thirty (30) days after receipt of such Operating Statement pay the amounts due as Additional Rent in accordance with Landlord's statement, without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith credit the amount of Tenant's overpayment of such Additional Rent resulting from compliance with Landlord's Operating Statement to each of the next succeeding installments of Additional Rent due under Section 5.02 until such overpayment is fully absorbed.

     SECTION 5.07 INTEREST ON LATE PAYMENTS. Tenant covenants to pay Rent as it becomes due as provided in this Lease, in lawful money of the United States which shall be legal tender for the payment of all debts and dues, public and private, at the time of payment. All sums due and payable as Rent, if not paid within ten (10) days of when required in this Lease, shall bear interest at the lesser of (i) eighteen (18%) percent per annum, or (ii) the maximum permissible legal rate of interest at the time, and such interest shall be deemed to be Additional Rent and payable upon demand, provided in all cases there will be a minimum administrative late charge of one hundred ($100.00) dollars.

     SECTION 5.09 ALLOCATION OF OPERATING EXPENSES TO HOTEL. The Building as defined in this Lease means the office building within which the Premises are situated. As so defined, the "BUILDING" is a portion of a larger building or structure which contains a first class hotel of approximately 124 rooms (the "HOTEL") and a common atrium space. For purposes of allocation of Operating Expenses, the Building does not include the hotel and includes seventy (70%) percent of the atrium space. Further, in the event other elements of the Building or its systems are shared in common with the Hotel, the expenses associated with such elements will be shared between the Hotel and the Building on the basis of seventy (70%) percent to the Building and thirty (30%) percent to the Hotel.

                                 ARTICLE SIX
                   LANDLORD'S WORK; CONDITION OF PREMISES

     SECTION 6.01 "AS IS" CONDITION. Tenant shall accept the Premises "AS IS," except that Landlord shall provide a new entrance to the Premises, two additional offices and a demising wall, all using building standard material and all as shown in EXHIBIT C attached hereto ("LANDLORD'S WORK"). So long as the demising wall included as part of Landlord's Work shall have been completed, the Premises shall be deemed ready for possession by Tenant, but Landlord shall complete all of Landlord's Work by December 24, 1996. Landlord represents and warrants to Tenant that such demising wall is completed and that Tenant may take possession of the Premises on December 1, 1996 in accordance with all applicable laws. Tenant's taking possession of the Premises shall be conclusive evidence that such Premises were in good order and satisfactory condition when Tenant took possession. No promise of Landlord to alter, remodel or improve the Premises or the Building and no representation by Landlord or its agents respecting the condition of the Premises or the Building have been made to Tenant or relied upon by Tenant other than as may be contained in this Lease or in any written amendment hereto signed by Landlord and Tenant.

                                ARTICLE SEVEN
                             LANDLORD'S SERVICES

     SECTION 7.01 LANDLORD'S SERVICES. So long as no Event of Default exists under this Lease, Landlord shall provide the following services on all Business Days during the Term unless otherwise stated:

     (i) Water for normal lavatory and drinking purposes at all times. Provided, if Tenant requires, uses or consumes water for any other purposes, Tenant agrees that Landlord may install a meter or meters or other means to measure Tenant's water consumption in the Premises, and Tenant further agrees to reimburse Landlord for the cost of the meter or meters and the installation thereof, and to pay for the maintenance of said meter or meters and to pay Landlord's cost of other means of measuring such water consumption by Tenant within ten (10) days after the rendition of a bill thereof. Tenant shall reimburse Landlord for all water consumed as measured by said meter or meters or as otherwise measured, including sewer rents at the rates established by Landlord from time to time. The costs or charges which Landlord shall be entitled to collect from Tenant pursuant to this Section 7.01 shall be collectable as an item of Additional Rent.

     (ii) Heating and air conditioning when necessary for normal comfort in the Premises during Business Hours of all Business Days. The heating and air conditioning system shall be sufficient to provide reasonable comfort, within tolerances normal in first class office buildings. If Tenant shall require air conditioning service After Hours, Landlord shall furnish such After Hours air conditioning service upon reasonable advance notice from Tenant in accordance with Landlord's policies on After Hours service, and Tenant shall pay Landlord's then established charges therefor on Landlord's demand.

     (iii)   Electricity.

     SECTION 7.02 INTERRUPTION OF SERVICES; AFTER HOURS. Tenant agrees that Landlord shall not be liable in damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service, or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, renewals, or improvements, by any strike, lockout or other labor disputes, by inability to secure electricity, gas, water, or other utilities at the Building after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, by reason of laws, orders or regulations of any Governmental Authority or by reason of unavailability or reduction in the availability or suitable fuels and/or power supplies, or by reason of Acts of God, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Landlord shall be diligent in its efforts to cure such failure or delay or diminution. Landlord makes no representation, or warranties as to the habitability of the Premises other than during Business Hours. Landlord hereby reserves the right to diminish or stop providing heating, air conditioning (if any), elevator, water and sewer, electric and all other services which Landlord has hereby expressly or impliedly covenanted to provide without liability to Tenant whenever Landlord, in its reasonable opinion, deems such stoppage or reduction in such services to be necessary or desirable by reason of accident(s), emergency(ies), need for repair(s), alteration(s), replacement(s), inspection(s) or other appropriate cause(s). Such stoppage or reduction in services shall not be deemed to constitute an actual or constructive eviction nor shall Tenant become entitled to any reduction or abatement in Tenant's obligation to pay Rent.

     SECTION 7.03 CHARGES FOR SERVICES. Charges for any service for which Tenant is required to pay from time to time hereunder shall be due and payable at the same time as the installment of Rent with which they are billed, or if billed separately, shall be due and payable within thirty (30) days after such billing. If Tenant shall fail to make payment for any such services, Landlord may, with notice to Tenant, discontinue any or all of such services and such discontinuance shall not be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its other obligations under this Lease.

     SECTION 7.04  TENANT'S COMPLIANCE.

7.04.01. The performance by Landlord of its obligations under Section 7.01 is subject to Tenant's compliance with the conditions of occupancy established by Landlord.

7.04.02. Use of the Premises, or any part thereof, in a manner exceeding the heating, ventilating and/or air-conditioning design conditions (including occupancy and connected electrical load), or rearrangement of partitioning which interferes with normal operation of the heating, ventilating and/or air-conditioning in the Premises or the use of computer or data processing machines or other machines or equipment, may require changes in the heating, ventilating and/or air-conditioning systems servicing the Premises, in order to provide comfortable occupancy. Such changes, so occasioned, shall be made by Tenant, at its expense, as Alterations in accordance with the provision of Article Nine, but only to the extent permitted and upon the conditions set forth in that Article.

     SECTION 7.05 CLEANING SERVICES. Landlord shall provide the cleaning and janitorial services within the Premises described in EXHIBIT F.

     SECTION 7.06  MISCELLANEOUS.

7.06.1. Landlord, at its expense, and at Tenant's request shall provide the initial listings in the Building directory of the name of Tenant, provided that the size of the name so listed and location of the directory shall be at the discretion of Landlord in accordance with Building standard. Identification at the Premises shall be Tenant's responsibility and expense and shall comply with Building standard.

7.06.2. Notwithstanding anything to the contrary in this Article Seven or elsewhere in this Lease, Landlord shall have the right to institute such policies, programs and measures as may be necessary or desirable, in Landlord's discretion, for the conservation and/or preservation of energy or energy related services, or as may be required to comply with any applicable codes, rules and regulations, Governmental Authority, whether mandatory or voluntary.

                                 ARTICLE EIGHT
                           REPAIRS AND MAINTENANCE

     SECTION 8.01 TENANT'S OBLIGATIONS. Tenant shall, at its expense, throughout the Term of this Lease, take good care of the Premises, the fixtures and appurtenances therein and Tenant's Property. Tenant shall be responsible for the repair or replacement of any element of the Building damaged by Tenant or its agents, customers, invitees, contractors, employees or guests. Any repairs in or to the Building and the facilities and systems thereof for which Tenant is responsible, shall be performed in accordance with the provisions of Section 9.02 and 9.03. If Tenant fails to make repairs required of it hereunder, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements immediately upon being billed for the same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements and additions to the Premises or to the Building or to any equipment located in the Building as Landlord shall desire or deem necessary or as Landlord may be required to do by Governmental Authority or court order or decree.

     SECTION 8.02 LANDLORD'S MAINTENANCE. Landlord, at its expense, shall make all structural and non-structural repairs and replacements necessary or desirable in Landlord's opinion to keep in good order and repair the exterior of the Building and the Common Elements other than those repairs required to be made by Tenant as provided in Section 8.01. There shall be no abatement of Rent by reason of such maintenance, and there shall be no liability on the part of Landlord by reason of inconvenience, annoyance or injury to Tenant's business arising from Landlord or others making any repairs, alterations, additions, betterments, improvements, restorations or replacements in or to any portion of the Building or the Premises, or in or to any fixtures, appurtenances or equipment contained in the Building and the Premises, and there shall be no liability on Landlord's part (except for Landlord's gross negligence) for the failure of Landlord or its agents, servants and employees to make any repairs, alterations, additions, betterments, improvements, restorations or replacements in or to any portion of the Building or the Premises, or in or to any fixtures, appurtenances or equipment thereof.

     SECTION 8.03 REPAIRS REQUIRED BY GOVERNMENTAL AUTHORITY, ETC. If the National Board of Fire Underwriters or other body exercising similar functions or any bureau, department or official of a Governmental Authority, shall require or recommend any changes, modifications, alterations or the addition of additional sprinkler heads or other equipment, fire extinguishing system and/or fire detection system for any reason, or if any such installations, changes, modifications, alterations, sprinkler heads or other equipment become necessary to prevent the imposition of a penalty or additional charge against a full allowance for a sprinkler or fire extinguishing system and/or fire detection system in the fire insurance rate, from time to time, or by any fire insurance company as a result of the Permitted Use of the Premises under
Section 4.01, Landlord shall, at its cost and expense, promptly make such installations within the Premises and supply such changes, modifications, alterations, additional sprinkler heads or other required or recommended equipment. Provided, if any such required alterations result from a change in Tenant's use of the Premises or from Tenant improvements, equipment or finish which are materially different from the Building standard, Landlord shall make such alterations required by this Section at Tenant's sole cost and Tenant shall pay the cost of such work to Landlord on demand as an item of Additional Rent.

     SECTION 8.04 AREAS RESERVED TO LANDLORD. Except for inside surfaces of the Premises, all of the Building, including exterior Building walls, the lobby and elevators, core corridor walls and doors and any core corridor entrance, loading docks and refuse areas (including dumpsters), any terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord. Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within the demising walls, bearing columns and ceilings of the Premises. Landlord reserves the right at any time to alter the demising wall between the Premises and the Expansion Space to eliminate the communicating door through such demising wall.

     SECTION 8.05 LANDLORD'S ACCESS. Landlord or Landlord's agent shall have the right to enter and/or pass through the Premises or any part thereof, at reasonable times during Business Hours of Business Days, upon advance notice to Tenant (except in emergencies) or at any time After Hours of Business Days, for the purpose of making such repairs or changes to the Building or its facilities as may be provided for by this Lease or as Landlord may be required to make by law or in order to repair and maintain the Building or its fixtures or facilities and to show them to actual and prospective Superior Lessors or Superior Mortgagees, or prospective purchasers, mortgagees or lessees of the Building. Landlord shall be allowed to take all materials into and upon the Premises that may be required for such repairs, changes, repainting or maintenance, without liability to Tenant, except for the negligence of Landlord, its agents, servants, employees or representatives. Landlord shall have the right (but not an obligation) to enter and/or pass through the Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Premises or the Building.

     SECTION 8.06 CHANGES TO BUILDING. Landlord reserves the right, at any time after completion of the Building, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators and stairways thereof, as it may deem necessary or desirable so long as it shall not materially and detrimentally affect Tenant's business.

                                ARTICLE NINE
                    TENANT'S IMPROVEMENTS AND ALTERATIONS

     SECTION 9.01  [INTENTIONALLY OMITTED.]

     SECTION 9.02 TENANT IMPROVEMENTS. Tenant shall make no alterations, decorations, installations, additions or improvements (hereinafter individually and collectively referred to as "TENANT'S IMPROVEMENTS") in or to the Premises, whether structural or non-structural, without

Landlord's prior written consent. Except with respect to alterations or improvements prohibited under the Rules and Regulations, such consent shall not be unreasonably withheld. All Tenant's Improvements shall be performed at Tenant's sole cost and expense and by contractors or mechanics approved, in writing, by Landlord, and in such a manner so that the same shall not interfere with the operation and maintenance of the Building or with other work being done by Landlord or other tenants or occupants in the Building.
All such Tenant's Improvements: (i) shall comply with all applicable laws, rules, orders, permits, authorizations of all Governmental Authorities and orders, rules and regulations of the National Board of Fire Underwriters, and other bodies exercising similar functions, and (ii) shall be made promptly and in good workmanlike manner using prime quality materials.

     SECTION 9.03 LANDLORD'S CONSENT. In the event Tenant desires to make any Tenant's Improvements, Tenant shall request Landlord's consent in writing not later than sixty (60) days prior to the date upon which Tenant proposes to commence such Tenant's Improvements. As a condition to Landlord's consent to any Tenant Improvements (other than additions, or substitutions for existing carpeting, or painting the walls in the Premises), Tenant shall, at Tenant's sole cost and expense, furnish Landlord with such plans and specifications, certificates evidencing appropriate insurance coverages, performance bonds, such permits, authorizations or consents as may be required by an applicable law, rule, order or requirement of any Governmental Authority having jurisdiction thereover and such other documents, agreements, authorizations or assurances as Landlord may in its sole discretion request. Tenant shall also reimburse Landlord for any cost or expense incurred by it in reviewing, approving or disapproving Tenant's proposed Improvements.

     SECTION 9.04 NO ENCUMBRANCES ON INCORPORATED MATERIAL OR EQUIPMENT. In no event shall any material or equipment be incorporated in or to the Premises in connection with any such Tenant's Improvements which is subject to any lien, encumbrance, chattel mortgage, security interest or charge of any kind whatsoever, or is subject to any conditional sale or other similar or dissimilar title retention agreement. Any mechanic's or materialman's lien filed against the Land or the Building or Landlord's interest therein, for work claimed to have been done, or for materials claimed to have been furnished to Tenant, shall be discharged by Tenant within thirty (30) days thereafter, at Tenant's sole cost and expense, by filing a bond as provided by law or otherwise. If Tenant shall fail to have discharged any lien or encumbrances described in this Section 9.04, Landlord may, but shall not be required to, cause such lien or encumbrance to be discharged by bonding or otherwise, and Tenant shall reimburse Landlord, as an item of Additional Rent, for all costs and expenses which Landlord may incur, including attorneys' fees and disbursements, within ten (10) days following written demand.

     SECTION 9.05 RESTRICTIONS ON USE OF LABOR AND MATERIAL. Tenant covenants that it will not at any time, either directly or indirectly, use any contractors or labor or materials in the Premises if the use of such contractors or labor or materials would create any difficulty with other contractors or labor engaged by Tenant or Landlord or others in the construction, maintenance or operation of the Building or any portion thereof.

     SECTION 9.06 LIABILITY FOR ALTERATIONS. Landlord shall not be liable for any failure or diminution of any Building facilities or services, including, but not limited to, the air-conditioning system, the heating and ventilating systems, the electrical system, the plumbing system and/or any other mechanical system caused by Tenant's Improvements made by or on behalf of Tenant, and Tenant shall correct any such faulty installation and repair any damage caused thereby. Upon Tenant's failure to make such corrections and repairs, Landlord may make such corrections and repairs and charge Tenant for the cost thereof. Such sum as may be due Landlord pursuant to this Section
9.06 shall be deemed an item of Additional Rent and shall be paid by Tenant within ten (10) days following written demand.

     SECTION 9.07 LANDLORD'S LIABILITY LIMITED. Notwithstanding the right of Landlord to approve any matter described in this Article Nine, Landlord shall have no responsibility or liability for the performance or quality of work of any contractor, subcontractor, agent or consultant of Tenant. The approval by Landlord, whether express or implied, of Tenant performing Tenant's Improvements in or to the Premises shall in no way affect Landlord's rights or Tenant's obligations relating to the restoration of the Premises. Tenant agrees that any review or approval by Landlord of any plans or specifications with respect to any Tenant's Improvements is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise.

     SECTION 9.08 LANDLORD'S REMEDY. If Tenant fails to comply with any provisions of this Article Nine, Landlord, in addition to any other remedy herein provided, may require Tenant to cease performing Tenant's Improvements, and Landlord may deny access to the Premises to any person performing any Tenant's Improvements on behalf of Tenant.

                                 ARTICLE TEN
      COMPLIANCE WITH LAWS AND REQUIREMENTS OF GOVERNMENTAL AUTHORITIES

     SECTION 10.01 TENANT'S NOTICE. Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any laws or requirements of any Governmental Authority with respect to the Premises or the use or occupation thereof. Tenant shall, at Tenant's expense, comply with all laws and requirements of any Governmental Authorities which shall, in respect of the Premises or the use and occupation thereof, or the abatement of any nuisance in, on or about the Premises, impose any violation, order or duty on Landlord or Tenant, arising from (a) Tenant's use of the Premises, (b) the manner of conduct of Tenant's business or operation of its installations, equipment or other property therein, (c) any cause or condition created by Tenant, or (d) breach of any of Tenant's obligations hereunder; and Tenant shall pay all the costs, expenses, fines, penalties and damages which may be imposed upon Landlord or any Superior Mortgagee or Superior Lessor by reason of or arising out of Tenant's failure to comply with and observe the provisions of this Section fully and promptly. However, Tenant need not comply with any such law or requirement of any Governmental Authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Premises, in accordance with Section 10.02.

     SECTION 10.02 TENANT MAY CHALLENGE VALIDITY OF LAWS OR REQUIREMENTS. Tenant, at its expense, after notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity or applicability to the Premises of any law or requirement of any Governmental Authority, provided (a) the law or requirement at issue does not generally apply to the Building as a whole or to all tenanted space in the Building but has particular applicability to Tenant's Premises; (b) Landlord shall not be subject to criminal penalty or to prosecution for a crime, nor shall the Premises or any part thereof be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest; (c) before the commencement of such contest, Tenant shall furnish to Landlord either (i) the bond of a surety company satisfactory to Landlord, which bond shall be, as to its provision and form, satisfactory to Landlord, and shall be in an amount at least equal to one hundred twenty-five (125%) percent of the cost of such compliance (as estimated by Landlord) and shall indemnify Landlord against the cost thereof and against all liability for damages, interest, penalties and expenses (including reasonable attorneys' fees and expenses), resulting from or incurred in connection with such contest or non-compliance, or (ii) other security in place of such bond satisfactory to Landlord; (d) such non-compliance or contest shall not constitute or result in any violation of any Superior Lease or Superior Mortgage, or if any such Superior Lease or Superior Mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and (e) Tenant shall keep Landlord advised as to the status of such proceedings. Without limiting the application of the above, Landlord shall be deemed subject to prosecution for a crime if Landlord, or its managing agent, or any officer, director, partner, shareholder or employee of Landlord or its managing agent, as an individual, is charged with a crime of any kind or degree whatever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or its managing agent, or such officer, director, partner, shareholder or employee of Landlord or its managing agent (as the case may be) is required to plead or answer thereto.

                               ARTICLE ELEVEN

     SECTION 11.01 LANDLORD'S INSURANCE. At all times during the Term of this Lease, Landlord shall insure the Building against loss or damage by fire, and such other casualties as may be included within the extended coverage clauses of policies which are then standard for use in the State of Connecticut, in such amount as Landlord in its sole judgment shall deem appropriate.

     SECTION 11.02 TENANT SHALL NOT JEOPARDIZE INSURANCE. Tenant shall not do, or permit to be done, any act or thing in, upon or around the Premises which (i) could result in termination of any insurance which Landlord may have in force with respect to the Building or Land, (ii) could adversely affect Landlord's right of recovery under any of such policies, or (iii) would result in the refusal by reputable and independent insurance companies to insure the Building or the Land in amounts reasonably satisfactory to Landlord. Tenant shall, with respect to the Premises, at is sole cost and expense, comply with all rules, orders, regulations or requirements of the National Board of the Fire Underwriters, or any other similar body having jurisdiction over the Land and Building and shall not knowingly do, or permit to be done, anything therein, or use the Premises in a manner which increases the rate of premium over the rates in effect prior to the Commencement Date for any insurance that Landlord maintains with respect to the Land and Building. In the event Landlord receives notice from any insurance company insuring the Land and Building that Tenant's use of the Premises would make Landlord's insurance void or voidable, Tenant shall, upon receipt of written notice, immediately cease and desist such use.

     SECTION 11.03 TENANT RESPONSIBLE FOR INCREASED PREMIUMS. If, by reason of Tenant's non-compliance with any of the provisions contained in the Lease, Landlord's cost of obtaining and/or maintaining any of the forms of insurance referred to in Section 11.01 shall be greater than the cost that Landlord would incur but for Tenant's noncompliance, then, in that event, Tenant covenants that it shall pay to Landlord as an item of Additional Rent, within ten (10) days following the delivery of a written demand therefor, such excess cost as Landlord shall incur; provided, however, that if the remaining portion of the Lease Term shall be less than the period of time covered by any such insurance, Tenant shall only be obligated to pay its pro rata share of such excess cost apportioned to the Expiration Date.

     SECTION 11.04 REQUIRED INSURANCE. At all times during the Lease Term (and in the event Landlord grants permission to Tenant to enter the Premises for any reason prior to the Commencement Date, then from such earlier date) Tenant shall provide and thereafter keep in full force and effect the following:

     (i) comprehensive general liability insurance insuring against liability for bodily injury and death and for property damage in an amount as may from time to time be required by Landlords of other Class "A" office buildings in the City of Hartford, but in an amount not less than One Million ($1,000,000) Dollars each occurrence, combined single limit, such limits to be increased from time to time as reasonably specified by Landlord. With Landlord's prior consent, in its reasonable discretion, Landlord may self insure up to $3,000,000 per occurrence;

     (ii) workers' compensation providing statutory Connecticut benefits for all persons employed by Tenant in connection with the Premises;

     (iii) an "All Risk of Physical Loss" form of policy covering all of Tenant's Property and Tenant's Improvements including, but not limited to, moveable trade fixtures, inventory and decorations, such insurance to be in an amount not less than One Hundred (100%) Percent of the actual replacement value for all of Tenant's Property and contents, such replacement value to be determined from time to time as necessary to avoid coinsurance penalties, it being agreed that no omission on the part of Landlord to request any such determination shall relieve Tenant of its obligation to determine such replacement value as aforesaid;

     (iv) such other insurance in such amounts as may be required by Landlord against other insurable hazards as at the time are commonly insured against in the case of prudent owners of comparable Class "A" office buildings in the City of Hartford, Connecticut; and

     (v) for and during any time when Tenant shall be constructing or making Tenant's Improvements, a policy of completed value non-reporting builder's risk insurance for the Premises, including building materials in the Premises, covering loss or damage from fire, lightning, extended coverage perils, vandalism and malicious mischief and perils covered under a difference in conditions policy and completed operations in an amount not less than the final cost, as reasonably estimated by Tenant, of such Tenant's Improvements (with an agreed amount clause).

     SECTION 11.05  MISCELLANEOUS INSURANCE REQUIREMENTS.

11.05.1 All insurance which Tenant shall be required to effect pursuant to this Article Eleven shall:

          (i)     be in form and substance reasonably acceptable to Landlord;

          (ii) be underwritten by insurance companies that are licensed or authorized to do business in the State of Connecticut, shall be in good standing with the Connecticut Insurance Department, and shall have a rating issued by an organization regularly engaged in rating insurance companies of not less than one rating below the top rating;

          (iii) provide for deductibles which are not disproportionally large in light of the coverage and not unacceptable to Landlord;

          (iv) name Landlord as an additional insured (for the general liability insurance only), and, at Landlord's request, name any Superior Lessor or Superior Mortgagee as an additional insured (except when such an endorsement is not available) and contain provisions (where available) that no act or omission of Tenant shall affect or limit the obligations of the insurance company to pay the amount of any loss sustained to Landlord and/or any Superior Lessor or Superior Mortgagee; and

          (v) be issued for terms of not less than twelve (12) full calendar months and shall contain a provision that such insurance shall not be subject to cancellation or reduction in coverage unless Landlord shall be served with a written notice not later than thirty (30) days prior to cancellation or reduction in coverage.

11.05.2 At such time as Tenant shall first be allowed to enter the Premises, Tenant shall deliver to Landlord original insurance policies or certificates evidencing required insurance coverage. Not later than thirty (30) days prior to the expiration of any contract of insurance required under the terms hereof, renewals of or replacements for any such contracts of insurance shall be delivered to Landlord. In the event that Tenant shall fail to procure any contract of insurance required under the terms hereof or any renewal of or replacement for any contract of business which is expiring or has been cancelled, Landlord may, but shall not be obligated to, procure such insurance on behalf of Tenant and the cost thereof shall be immediately payable to Landlord as an item of Additional Rent.

11.05.3 Any insurance to be acquired and maintained by Tenant hereunder may be satisfied by an appropriate rider to a blanket policy of insurance covering more than one business location, provided that all other requirements of this Article are fully satisfied thereby.

     SECTION 11.06 WAIVER OF SUBROGATION. Landlord and Tenant waive all rights against each other for damages caused by fire or other casualty to the extent covered by insurance obtained or required pursuant to this Lease.

                               ARTICLE TWELVE
                        DAMAGE BY FIRE OR OTHER CAUSE

     SECTION 12.01 DAMAGE OR DESTRUCTION. If the Premises shall be damaged by fire or other casualty, the following provisions will apply:

     (i) If Tenant shall continue to have reasonably convenient access to the Premises and no material portion of the Premises shall thereby be rendered unfit for use and occupancy by Tenant for the purposes set forth herein, Landlord shall repair such damage or destruction with reasonable diligence. During the period when such repair work is being conducted, the Rent shall not be abated or suspended.

     (ii) If Tenant shall not have reasonably convenient access to the Premises or any material portion of the Premises shall thereby be otherwise rendered unfit for use and occupancy by Tenant for the purposes set forth herein and if in the reasonable judgment of Landlord the damage or destruction may be repaired within one hundred twenty (120) days after the occurrence of the damage or destruction, then Landlord shall so notify Tenant within thirty
(30) days after the occurrence of the damage or destruction and commence restoration with reasonable diligence. In the event that Landlord shall not complete such repairs within one hundred twenty (120) days after the occurrence of the damage or destruction, then Tenant shall have the right to terminate this Lease by giving written notice of such termination to Landlord within ten (10) days after the end of such one hundred twenty (120) day period, provided, however, that in the event that the repairs shall be delayed by strikes, governmental regulation, zoning laws, inability to obtain labor or materials, from any other cause beyond Landlord's control, or for other good reason, the time for completion shall be extended by the period of such delay. If in the reasonable judgment of Landlord the Premises, or means of access thereto, cannot be repaired within one hundred twenty (120) days after the occurrence of the damage or destruction and Landlord does not give Tenant the notice referred to in this subsection 12.01(ii), then either party shall have the right to terminate this Lease by giving written notice of such termination to the other party within the period of thirty (30) to forty-five (45) days after the occurrence of such damage or destruction. If neither party gives such notice of intention to terminate this Lease, then Landlord shall repair the damage or destruction with reasonable diligence;

     (iii) If Tenant shall not have reasonably convenient access to the Premises for more than thirty days or any material portion of the Premises shall be rendered unfit for use and occupancy by Tenant for the purposes set forth herein by reason of such damage or destruction for more than thirty days, and if such damage or destruction was not caused by the negligence or willful act or omission of Tenant or any of its officers, employees, contractors, agents or invitees, then the Base Rent shall be equitably suspended or abated until Landlord shall have substantially completed the repair of the Premises and the means of access thereto.

     SECTION 12.02 LANDLORD'S AND TENANT'S ADDITIONAL OPTION TO TERMINATE THE LEASE IN EVENT OF DAMAGE. In addition to and apart from the foregoing provisions of this Article Twelve,

     (i) if more than twenty-five (25%) percent of the Gross Rentable Area of the Premises shall be damaged or destroyed by fire or other cause at any time during the last twelve (12) months of the Term of this Lease, Landlord or Tenant may terminate this Lease by giving written notice of such termination to Tenant within thirty (30) days after the occurrence of such damage or destruction, and

     (ii) if the Building is damaged or destroyed by fire or other cause to such extent that the cost to repair the damage or destruction (whether or not the Premises is damaged), as reasonably estimated by Landlord, will be more than twenty-five (25%) percent of the replacement value of the Building immediately prior to the occurrence of such damage or destruction, then Landlord or Tenant may terminate this Lease by giving written notice of such termination to Tenant within sixty (60) days after the occurrence of such damage or destruction.

     SECTION 12.03 EFFECT OF SUPERIOR LEASE OR SUPERIOR MORTGAGE. Tenant acknowledges that the Building may be subject to a Superior Lease or Superior Mortgage and that the foregoing options with respect to repairing or rebuilding are all subject to the provisions of such Superior Lease or Superior Mortgage.

     SECTION 12.04 LOSS CAUSED BY TENANT. Nothing herein contained shall relieve Tenant from any liability to Landlord or to its insurers in connection with any damage to the Premises or the Building by fire or other casualty if Tenant shall be legally liable for said fire or other casualty, except as provided in Section 11.06 of this Lease.

     SECTION 12.05 TENANT'S PROPERTY AND TENANT'S IMPROVEMENTS. Landlord's obligation to restore or rebuild the Premises shall not include the repair, reconstruction or replacement of any of Tenant's Property, or Tenant Improvements whether or not Tenant has received an allowance therefor.

                              ARTICLE THIRTEEN
              ASSIGNMENT, SUBLETTING AND MORTGAGING PROHIBITED

     Tenant may not assign this Lease except to an affiliate of Tenant. For such purposes, "AFFILIATE" means any corporation which is a direct or indirect subsidiary of Tenant, which is a parent corporation of Tenant or which is a direct or indirect subsidiary of a parent corporation of Tenant. Tenant may sublet the Premises to an Affiliate or to any other party with Landlord's prior written consent, which consent shall not be unreasonably withheld. If any sublet of the Premises to a non-Affiliate shall be at a rent per square foot in excess of the per square foot rent due hereunder, then Landlord and Tenant shall share equally in such excess, after deducting all direct, out-of-pocket costs of any sublet.

                              ARTICLE FOURTEEN
                      TENANT'S AND LANDLORD'S PROPERTY

     SECTION 14.01  TENANT'S PROPERTY.

14.01.1 All movable partitions, other business and trade fixtures, machinery and equipment, communications equipment, which are installed in the Premises by or for the account of Tenant, without expense to Landlord, and which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises, including retail inventory (all of which are sometimes called "TENANT'S PROPERTY") shall be and shall remain the property of Tenant and may be removed by it at any time during the Term of this Lease; provided that if any of Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Building resulting from such removal. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant without expense to Landlord, shall not be considered Tenant's Property and shall be deemed the property of Landlord.

14.01.2 On or before the Expiration Date, or the date of any earlier termination of this Lease, or as promptly as practicable after such an earlier termination date, Tenant's Property (except such items thereof as Tenant shall have expressly agreed in writing with Landlord shall remain and become the property of Landlord) shall be removed by Tenant, and Tenant shall repair any damage to the Premises or the Building resulting from such removal.

14.01.3 Any other items of Tenant's Property (except money, securities and other like valuables) which shall remain in the Premises after the Expiration Date or as promptly as practical after an earlier termination of this Lease, may at the option of Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of, without accountability, in such manner as Landlord may see fit at Tenant's expense.

     SECTION 14.02 LANDLORD'S PROPERTY. All Tenant Improvements, including all fixtures, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the Term of this Lease, whether or not by or at the expense of Tenant including but not limited to wall to wall carpeting, wallpaper, partitions, and the like affixed to the Premises, shall be and remain a part of the Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as hereinafter in this Article expressly provided. Upon the expiration of the Lease Term, Landlord may elect that Tenant remove any Tenant Improvements which Tenant may have installed in the Premises at any time during the Lease Term without Landlord's written consent and restore the Premises to the condition the same were in as of the Commencement Date. In the event Landlord desires to exercise its option as contained in this Section 14.02 to require restoration of the Premises, Landlord shall give written notice to Tenant not later than the earlier to occur of: (i) thirty (30) days prior to the Expiration Date, or (ii) in that event of the earlier termination of the Lease Term for any other reason, upon such earlier termination of the Lease Term. If Landlord shall so notify Tenant, Tenant shall restore the Premises (or so much thereof as shall be the subject of Landlord's notice) to the condition that the Premises were in as of the Commencement Date of this Lease. If any Tenant Improvements which Tenant shall be required to remove from the Premises shall not be removed by Tenant within the time herein required, Landlord (in addition to all other rights and remedies which Landlord may have) shall be entitled to treat such property as having been abandoned by Tenant, and Landlord may remove the same and restore the Premises (or so much thereof as shall be the subject of Landlord's notice) to the condition the same were in as of the Commencement Date of the Lease at the sole cost and expense of Tenant and Tenant shall pay to Landlord, as an item of Additional Rent, within ten (10) days following written demand therefor, the cost incurred by Landlord in removing such property and restoring the Premises as aforesaid. Tenant's obligation to reimburse Landlord for the cost of removal of Tenant's Improvements and restoring the Premises described in this Section 14.02 shall survive the Expiration Date or the earlier termination of the Lease Term. Tenant also covenants that in the event Landlord shall exercise any of its rights as provided herein, Tenant shall indemnify and save Landlord harmless for all cost, expenses, damages, including reasonable attorneys; fees and disbursements which Landlord may incur as a result of the operation of this Section.

                               ARTICLE FIFTEEN
                                CONDEMNATION

     SECTION 15.01  TOTAL CONDEMNATION.

15.01.1 If the whole of the Land, Building or the Premises or so much of the Building or the Premises as is necessary for Tenant's use and occupancy of the Premises for the purposes set forth herein, or for reasonably convenient access to the Premises shall be taken for any public or any quasi-public use under any statute or by right of eminent domain, or by private purchase in lieu thereof under threat of condemnation or the exercise of the right of eminent domain, then this Lease shall automatically terminate as of the date that title shall be taken and the Rent shall be apportioned as of that date so that if the termination occurs in the middle of a month, Tenant shall be responsible only for Rent due prior to the termination.

15.01.2 In addition to and apart from the foregoing provisions of this Section, if more than twenty-five (25%) percent of the Gross Rentable Area of the Building shall be taken, then Landlord or Tenant may terminate the Term of this Lease by giving written notice of such termination within thirty (30) days after the date title vests in the taking authority.

     SECTION 15.02 PARTIAL CONDEMNATION. In the event of any taking which does not result in a termination of the Term of this Lease under Section 15.01, this Lease shall be unmodified and continue, provided, Landlord shall proceed with reasonable diligence to repair and restore the remaining part of the Building and the Premises to substantially its former condition to the extent that the same may be feasible. To the extent the partial taking results in a reduction of the

Gross Rentable Area of the Premises, Rent shall be equitably adjusted according to the Gross Rentable Area remaining.

     SECTION 15.03 CONDEMNATION PROCEEDS. In the event of any taking, partial or whole, provided for in this Article, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be and remain the sole and exclusive property of Landlord, and Tenant shall not be entitled to any portion of such award, judgment or settlement received by Landlord from such condemning authority. Tenant, however, may pursue its own claim against the condemning authority for any damage or award permitted under the laws of the State of Connecticut to be paid, provided Tenant's claim will not diminish or reduce the award, judgment or settlement receivable by Landlord.

     SECTION 15.04 TEMPORARY CONDEMNATION. If the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose during the Term of this Lease, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Premises. The Lease shall be and remain unaffected by such taking and Tenant shall continue responsible for all of its obligations hereunder and shall continue to pay in full the Base Rent and Additional Rent when due.

                               ARTICLE SIXTEEN
                                  SURRENDER

     On the Expiration Date of this Lease, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Premises, Tenant shall quit and surrender the Premises to Landlord including Tenant Improvements in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease, and Tenant shall remove all of Tenant's Property therefrom except as otherwise expressly provided in this Lease.

                              ARTICLE SEVENTEEN
                              EVENTS OF DEFAULT

     SECTION 17.01 EVENTS OF DEFAULT. Each of the following events shall be an "EVENT OF DEFAULT" hereunder:

     (a) Failure by Tenant to pay any installment of Rent within ten days of its due date.

     (b) Failure by Tenant to make any other payment required to be paid by Tenant hereunder for a period of thirty (30) days after written notice thereof from Landlord to Tenant.

     (c) Failure by Tenant to observe or perform one or more of the other terms, covenants and conditions contained in this Lease on Tenant's part to be performed except for the payment of Rent, and such failure shall continue for a period of 30 days after written notice thereof by Landlord to Tenant specifying such failure (unless such failure requires work to be performed, acts to be done, or conditions to be removed which cannot by their nature reasonably be performed, done or removed, as the case may be, within such 30 day period, in which case no default shall be deemed to exist as long as Tenant shall have commenced curing the same within such 30 day period and shall diligently and continuously prosecute the same to completion provided such delay in effecting cure shall not expose Landlord to prosecution for a crime or constitute a default under any Superior Lease or Superior Mortgage).

     (d) If Tenant is generally not paying its debts as such debts become due or if Tenant shall admit, in writing, that it is unable to pay its debts as such debts become due.

     (e) If Tenant shall make an assignment for the benefit of creditors, or if Tenant shall file a voluntary petition under Title 11 of the United States Code or if such petition is filed against Tenant and an order for relief is entered, or if Tenant shall file any petition or answer seeking, consenting to or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under present or any future Federal bankruptcy code or any other law, or if Tenant shall seek or consent to or acquiesce to, or suffer the appointment of any trustee, receiver, custodian, assignee, liquidator or other similar official of Tenant or of all or any substantial portion of its assets or of the Premises or any interest of Tenant therein.

     (f) If within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future Federal bankruptcy code or any other law, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment, without the consent of acquiescence of Tenant, of any trustee, receiver, custodian, assignee, or liquidator of Tenant or of all or any substantial part of its assets or of the Premises or any interest of Tenant therein, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within thirty (30) days after the expiration of any such stay, such appointment shall not have been vacated.

     (g) If Tenant shall vacate or abandon the Premises or any portion thereof for ten (10) continuous days.

     (h) If a levy under execution or attachment shall be made against Tenant or its assets and such execution or attachment shall not be vacated or removed by court order, bonding or otherwise within a period of thirty (30) days.

     SECTION 17.02  LANDLORD'S RIGHTS ON EVENT OF DEFAULT.

17.02.1 Upon the occurrence of any Event of Default, Landlord may exercise any one or more of the following rights:

          (a) Landlord may re-enter and repossess any of all of the Premises and any or all improvements thereon and additions thereto.

          (b) Landlord may declare the entire balance of the Base Rent for the remainder of the Term to be due and payable immediately, and collect such balance in any manner not inconsistent with applicable law; provided that if Landlord elects to relet any or all of the Premises following such acceleration of Base Rent, the provisions of subsection 17.02.1(d) shall be applicable with respect to the rights of Landlord and Tenant. Accelerated payments payable hereunder shall not constitute a penalty or forfeiture or liquidated damages, but shall merely constitute payment of Base Rent in advance.

          (c) Landlord may terminate this Lease by giving written notice of such termination to Tenant, which termination shall be effective as of the date of such notice or any later date therefor specified by Landlord therein (provided, that without limiting the generality of the foregoing provisions of this subsection 17.02.1(c), Landlord shall not be deemed to have accepted any abandonment or surrender by Tenant of any or all of the Premises or Tenant's leasehold estate under this Lease unless Landlord has so advised Tenant expressly and in writing, regardless of whether Landlord has reentered or relet any or all of the Premises or exercised any or all of Landlord's other rights under the provisions of this Section or applicable law).

          (d) Landlord may, in Landlord's own name (either (i) as agent for Tenant, if this Lease has not then been terminated, or (ii) for the benefit of Tenant, if this Lease has then been terminated), relet any or all of the Premises with or without any additional premises, for any or all of the remainder of the Term (or, if this Lease has then been terminated, for any or all of the period which would, but for such termination, have constituted the remainder of the Term) or for a period exceeding such remainder, on such terms and subject to such conditions as are acceptable to Landlord in its sole and absolute discretion (including, by way of example rather than of limitation, the alteration of any or all of the Premises in any manner which, in Landlord's judgment, is necessary or desirable as a condition to or otherwise in connection with such reletting, and the allowance of one or more concessions or "free-rent" or reduced-rent periods), and collect and receive the rents therefor. Anything contained in the provisions of this Lease or applicable law to the contrary notwithstanding, (i) Landlord shall not have any duty or obligation to relet any or all of the Premises as the result of any Event of Default, or any liability to Tenant or any other person for any failure to do so or to collect any rent or other sum due from any such reletting; (ii) Tenant shall have no right in or to any surplus which may be derived by Landlord from any such reletting, in the event that the proceeds of such reletting exceed Rent, or other sum owed by Tenant to Landlord hereunder; and (iii) Tenant's liability hereunder shall not be diminished or affected by any such failure to relet or the giving of any such initial or other concessions or "free-rent" or reduced rent periods in the event of any such reletting. In the event of any such reletting, Tenant shall pay to Landlord, at the times and in the manner specified by the provisions of this Lease (unless Landlord has elected to accelerate Rent as provided in subsection 17.02.1(b), in which event Tenant shall be obligated to pay such accelerated amount as provided in subsection 17.02.1(b) above), the installments of the Base Rent and any Additional Rent accruing during the remainder of the Term (or, if this Lease has then been terminated, damages equaling the respective amounts of such installments of the Base Rent and any Additional Rent which would have accrued during such remainder, had this Lease not been terminated), less any monies received by Landlord with respect to such remainder from such reletting of any or all of the Premises.

          (e) Landlord may cure such Event of Default in any other manner, provided Tenant shall pay as an item of Additional Rent all costs and expenses which Landlord may incur in curing Tenant's default within ten (10) days following delivery of a written demand. The aforesaid costs and expenses which Landlord shall be entitled to incur on behalf of Tenant in curing any default of Tenant shall include, but shall not be limited to, reasonable materials, architects' fees, engineers' fees, attorneys' fees, contractor's fees, insurance premiums, fines and penalties.

          (f) Landlord may pursue any combination of such remedies and/or any other right or remedy available to Landlord on account of such Event of Default under this Lease and/or at law or in equity.

17.02.2 No such expiration or termination of this Lease, or summary dispossession proceedings, abandonment, reletting, bankruptcy, re-entry by Landlord or vacancy, shall relieve Tenant of any of its liabilities and obligations under this Lease (whether or not any or all of the Premises are relet), and Tenant shall remain liable to Landlord for all damages resulting from any Event of Default, including but not limited to, any damage resulting from the breach by Tenant of any of its obligations under this Lease to pay Rent and any other sums which Tenant is obligated to pay hereunder.

17.02.3 If any or all of the Premises are relet by Landlord for any or all of the unexpired Term of this lease, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

17.02.4 On the occurrence of an Event of Default, Tenant shall, immediately upon its receipt of a written demand therefor from Landlord, reimburse Landlord, as Additional Rent, for all expenses (including, by way of example rather than of limitation, any and all repossession costs, management expenses, operating expenses, legal expenses and reasonable attorneys' fees) incurred by Landlord (i) in curing or seeking to cure any Event of Default and/or (ii) in exercising or seeking to exercise any of Landlord's rights and remedies under the provisions of this Lease and/or at law or in equity on account of any Event of Default, and/or (iii) otherwise arising out of any Event of Default.

     SECTION 17.03 TENANT'S WAIVERS AND CONSENTS. To the extent not prohibited by law, Tenant hereby waives and releases all rights now or hereafter conferred by statute or otherwise which would have the effect of limiting or modifying any of the provisions of this Article Seventeen, including, but not limited to any and all rights of redemption it may otherwise have. Tenant shall execute, acknowledge and deliver any instruments which Landlord may request, whether before or after the occurrence of any Event of Default, evidencing such waiver or release. Except as expressly provided herein or prohibited by applicable law, Tenant hereby expressly waives the service of any notice of intention to re-enter provided for in any statute, or of the institution of legal proceedings to that end, and Tenant, for and on behalf of itself and all persons claiming through or under Tenant, also waives any and all right of redemption provided by any law or statute now in force or hereafter enacted or otherwise, or re-entry or repossession or to restore the operation of this Lease in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this Lease, and Landlord and Tenant waive and shall waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage. Tenant further agrees that any and all actions or proceedings arising directly or indirectly hereunder may, at the option of Landlord, be litigated in courts having situs within the State of Connecticut with a venue of Hartford, Connecticut, and Tenant hereby expressly consents to the jurisdiction of any state or federal court located within said state having such a venue and consents that any service of process in such action or proceeding may be made by personal service upon Tenant wherever Tenant may be then located, by certified or registered mail directed to Tenant at the Address of Tenant as provided herein, or otherwise as may be provided by law. The terms "enter", "re-enter", "entry" or "re-entry", as used in this Lease are not restricted to their technical legal meaning.

     SECTION 17.04 LANDLORD'S ACTIONS. Suit or suits for the recovery of damages, or for a sum equal to any installment or installments of Base Rent and Additional Rent payable hereunder or other sums payable by Tenant to Landlord pursuant to this Article Seventeen, may be brought by Landlord from time to time at Landlord's election, and nothing herein contained shall be deemed to require Landlord to await the Expiration Date had there been no Event of Default by Tenant and termination. Nothing contained in this Article Seventeen shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by a statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount shall be greater than, equal to or less than the amount of the damages referred to in any of the preceding Sections of this Article Seventeen.

     SECTION 17.05 INJUNCTIVE RELIEF. In the event of any breach or threatened breach by Tenant of any of the terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any rights and/or remedies allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Lease.

     SECTION 17.06 LANDLORD'S RIGHTS CUMULATIVE. Each right and remedy of Landlord provided for in this Lease shall be cumulative and, in addition to every other right and/or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights and/or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

     SECTION 17.07 BANKRUPTCY MATTERS. If an order for relief is entered or if a stay of proceeding or other acts become effective in favor of Tenant or Tenant's interest in this Lease in any proceeding which is commenced by or against Tenant under the present or any future Federal bankruptcy code or any other present or future applicable Federal, State or other statute or law, Landlord shall be entitled to invoke any and all rights and remedies available to it under such bankruptcy code, statute, law or this Lease, including, without limitation, such rights and remedies as may be necessary to protect adequately Landlord's right, title and interest in and to the Premises or any portion thereof and to assure adequately the complete and continuous future performance of Tenant's obligations pursuant to this Lease. Adequate protection of Landlord's right, title and interest in and to the Premises, and adequate assurance of the complete and continuous future performance of Tenant's obligations pursuant to this Lease, shall include, without limitation, the following requirements:

     (a) that Tenant comply with all of its obligations pursuant to this Lease;

     (b) that Tenant pay to Landlord, on the first day of each month occurring subsequent to the entry of such order or the effective date of such stay, a sum equal to the amount by which the Premises diminished in value during the immediately preceding monthly period, but, in no event, an amount which is less than the Base Rent and Additional Rent payable for such monthly period;

     (c) that Tenant continue to use the Premises in accordance with its Permitted Use;

     (d) that Landlord be permitted to supervise the performance of Tenant's obligations pursuant to this Lease;

     (e) that Tenant hire, at its sole cost and expense, such security personnel as may be necessary to insure the adequate protection and security of the Premises;

     (f) that Tenant pay Landlord as an item of Additional Rent within thirty (30) days after entry of such order or the effective date of such stay, as partial adequate protection against future diminution in value of the Premises and adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease, an additional security deposit in an amount acceptable to Landlord, but in no event less than the Base Rent and Additional Rent payable during the preceding twelve (12) months of the Lease Term;

     (g) that Tenant has and will continue to have unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant pursuant to this Lease;

     (h) that if Tenant's trustee, Tenant or Tenant as debtor-in-possession assumes this Lease and proposes to assign the same to any person who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the trustee, Tenant or Tenant as debtor-in-possession, the notice of such proposed assignment, setting forth (i) the name and address of such person, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person's future performance under the Lease, including, without limitation, the assurance referred to in Title 11 U.S.C. 365(b)(3) (as the same may be amended), shall be given to Landlord by the trustee, Tenant or Tenant as debtor-in-possession no later than twenty (20) days after receipt by the trustee, Tenant or Tenant as debtor-in-possession of such offer, but in any event no later than ten (10) days prior to the date that the trustee, Tenant or Tenant as debtor-in-possession shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and motion, to be exercised by notice to the trustee given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

                              ARTICLE EIGHTEEN
                         COVENANT OF QUIET ENJOYMENT

     Landlord covenants that upon Tenant paying the Rent and all other charges payable by Tenant hereunder and the performance of all the other terms, covenants, and conditions contained in this Lease on Tenant's part to be performed, Tenant shall peaceably and quietly enjoy the Premises, without hindrance, ejection or molestation by any persons lawfully claiming under Landlord, subject to the other terms, covenants and conditions of this Lease and to all Superior Leases or Superior Mortgages to which this Lease may be or become subject and subordinate. Landlord hereby represents that it is well seized and possessed of the Premises and has a lawful right to enter into this Lease.

                              ARTICLE NINETEEN
                                  NO WAIVER

     SECTION 19.01 NO WAIVER. The failure of either party to seek redress for the violation of, or to insist upon the strict performance of any of the terms, covenants, or conditions contained in this Lease on the other party's part to be so performed, or any of the Rules and Regulations of the Building shall not constitute a waiver thereof, and the first party shall have all remedies provided herein and by applicable law with respect to any subsequent act, which would have originally constituted a default pursuant to the terms of this Lease. The receipt by Landlord of any installment of Rent and other charges with knowledge of the breach of any of Tenant's terms, covenants, or conditions shall not be deemed a waiver of such breach. No term, covenant or condition of this Lease, on either party's part to be performed, shall be deemed to have been waived by the other party unless such waiver be in writing and signed by the other party. No payment by Tenant or receipt by Landlord of an amount less than Rent or other charges then payable shall be deemed to be other than on account of Rent and other charges then owing by Tenant, and shall be applied in any manner that Landlord may elect. No endorsement or statement on any check or any letter accompanying any check or payment of any installment of Rent or other charges shall be deemed binding on Landlord or constitute an accord and satisfaction, and Landlord may cash such check or payment without prejudice to Landlord's right to recover the full amount of Rent or other charges then owing by Tenant, and Landlord shall be entitled to pursue each and every remedy in this Lease provided at law or in equity. The receipt and retention by Landlord of a sum equal to Rent and other charges from anyone other than Tenant shall not constitute a waiver by Landlord of provisions contained in Article Thirteen, or the acceptance of such other person as Tenant, or a release of Tenant from the further performance the terms, covenants, and conditions herein to be performed by Tenant. It is specifically covenanted and agreed by Tenant that the failure of Landlord to bill for or collect any installment of Rent or other charges in a timely manner shall not be construed as a waiver of Landlord's right to collect any Rent or other charges at any time during the Lease Term or thereafter. Tenant's covenants as provided in the preceding sentence shall survive the Expiration Date or the earlier termination of the Lease Term.

     SECTION 19.02 NO SURRENDER IMPLIED. No act or failure to act by Landlord or Landlord's agents, employees, servants, contractors or subcontractors shall constitute an actual or constructive eviction by Landlord, nor shall such act or failure to act be deemed an acceptance of a surrender of the Premises, and no agreement to accept the surrender of the Premises shall be valid unless in writing signed by Landlord. No agent, employee, servant, contractor or subcontractor employed by Landlord shall have the power to accept the keys for the Premises prior to the Expiration Date or such earlier termination as shall have been agreed to in writing. The delivery of the keys to the Premises, except as provided in the preceding sentence, shall not operate as a termination of the Lease or a surrender of the Premises. In the event Tenant at any time desires to have Landlord sublet the Premises for Tenant's account, Landlord or anyone authorized by Landlord to act on Landlord's behalf is hereby authorized to receive said keys for such purpose without releasing Tenant from any of Tenant's obligations pursuant to this Lease, and Tenant hereby releases Landlord from any liability for loss of or damage to any of Tenant's Property in connection with such subletting.

                               ARTICLE TWENTY
                                   BROKER

     Tenant covenants, warrants and represents that there is no broker involved in this Lease except as set forth in Section 2.01. Landlord agrees to be responsible for the broker's fee due said identified broker, if any. Tenant agrees to indemnify and hold harmless Landlord against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys' fees and expenses, arising out of any conversations or negotiations had by Tenant with any broker other than the broker identified above.

                             ARTICLE TWENTY-ONE
                                   NOTICES

     Any notice, statement, demand, consent, approval, request or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be (i) hand-delivered, effective upon receipt, or (ii) sent by United States Express Mail or by private overnight courier, effective upon receipt deemed effective on the next day, or
(iii) served by certified or registered mail), postage prepaid, return receipt requested, deemed effective on the day of actual delivery as shown by the addressee's return receipt or the expiration of five (5) days after the date of mailing, whichever is the earlier in time; addressed to the respective party at the address set forth in Section 2.01 above. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands or other communications intended for it. The grace period for curing of defaults shall commence on the date of receipt of notice thereof from Landlord.

                             ARTICLE TWENTY-TWO
                        SUBORDINATION, ATTORNMENT AND
                   NOTICE TO MORTGAGEES AND GROUND LESSORS

     SECTION 22.01 SUPERIOR MORTGAGEES AND SUPERIOR LESSORS. This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to any mortgages or ground leases which may now or hereafter affect the Building and/or Land and to all renewals, modifications, replacements and extensions thereof. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord or the holder of any such mortgage or ground lease or any of their respective successors in interest may reasonably request to evidence such subordination. Any mortgage to which this Lease is, at the time referred to, subject and subordinate is herein called a "SUPERIOR MORTGAGE" and the holder of a Superior Mortgage is herein called a "SUPERIOR MORTGAGEE." Any ground lease to which this Lease is subordinate is herein called a "SUPERIOR LEASE" and the holder of a Superior Lease is a "SUPERIOR LESSOR." Tenant agrees, in the event of any proceeding in foreclosure of any such Superior Mortgage or agreement to convey title by deed in lieu of foreclosure or in the event a Superior Lessor obtains possession of the Building due to the termination of the Superior Lease, Tenant will attorn to any such Superior Mortgagee or Superior Lessor, without any deductions or set-offs whatsoever if so requested to do so and to recognize such successor as Landlord under the Lease provided that such successor offers to recognize this Lease. Not in limitation, Tenant will execute a Subordination Agreement in the form attached to this Lease as EXHIBIT E.

     SECTION 22.02 RIGHTS OF SUPERIOR MORTGAGEES AND SUPERIOR LESSORS. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord and each Superior Lessor or Superior Mortgagee whose name and address shall previously have been furnished to Tenant, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Lessor or Superior Mortgagee shall have become entitled under such Superior Lease or Superior Mortgage to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such Superior Lessor or Superior Mortgagee shall with due diligence give Tenant notice of intention to, and commence and continue to, remedy such act or omission.

     SECTION 22.03 MODIFICATIONS ON DEMAND OF MORTGAGEE. If any Superior Lessor or Superior Mortgagee shall require any modification(s) of this Lease, Tenant shall, at Landlord's request, promptly execute and deliver to Landlord such instruments effecting such modification(s) as Landlord shall require, provided that such modification(s) do not adversely affect in any material respect any of Tenant's rights under this Lease.

                            ARTICLE TWENTY-THREE
                    ESTOPPEL CERTIFICATE, NOTICE OF LEASE

     SECTION 23.01 ESTOPPEL CERTIFICATE. Tenant agrees, at any time, and from time to time at no cost or expense to Landlord and upon not less than five (5) days' prior written notice from Landlord, to execute, acknowledge and deliver to Landlord, addressed to Landlord a statement certifying: (a) the Commencement Date and the Expiration Date, (b) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writings as shall be stated), (c) that all conditions under this Lease to be performed by Landlord have been satisfied, (d) that there are no defenses or offsets against the enforcement of this Lease by Landlord, or stating those claimed by Tenant, (e) the amount of advance rental, if any (or none if such is the case), paid by Tenant, (f) the date to which rental has been paid, and (g) the amount of security deposited with Landlord, provided, however, that Tenant shall not be required to make written declarations as to any matters which to its knowledge are inaccurate or not true. It is hereby intended that any statement delivered by Tenant pursuant to this Section 23.01 may be relied upon by Landlord or a purchaser of Landlord's interest in the Land and/or Building and by any Superior Lessor or Superior Mortgagee or prospective mortgagee of the Land and/or Building and by any prospective landlord under a ground or underlying lease affecting the Land and/or Building or both.

     SECTION 23.02 NOTICE OF LEASE. At the request of either party, Landlord and Tenant shall promptly execute, acknowledge and deliver a notice of lease sufficient for recording in accordance with the statutes of the State of Connecticut. In no event shall this Lease be recorded and if Tenant records this Lease in violation of the terms hereof, Landlord shall have the option to terminate this Lease upon notice to Tenant..

                             ARTICLE TWENTY-FOUR
        TRANSFER OF LANDLORD'S INTEREST AND LIMITATION OF OBLIGATION

     SECTION 24.01 LANDLORD'S TRANSFEREE BOUND. This Lease shall be binding upon Tenant, its heirs, successors and assigns. The obligations of Landlord under this Lease shall not be binding upon Landlord with respect to any period subsequent to the transfer of its interest in the Premises, and in the event of such transfer, said obligations shall thereafter be binding upon each transferee of the interest of Landlord in the Premises but only with respect to the period beginning with such transfer and ending with a subsequent transfer by such transferee.

     SECTION 24.02 TENANT'S REMEDY LIMITED. Tenant shall look only to Landlord's estate and property in the Land and Building (or the proceeds thereof) for the satisfaction of Tenant's remedies for the collection of a judgment or other judicial process requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other Property or assets of Landlord or its partners or principals, disclosed or undisclosed, shall be subject to the levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use or occupancy of the Premises. Notwithstanding anything provided in this Lease or provided at law or in equity to the contrary, in the event that Tenant shall obtain a monetary judgment against Landlord in any action or proceeding, Tenant shall seek satisfaction of such a judgment only from Landlord's estate and interest in the Land and Building (or the proceeds from the sale thereof) and no other property or other assets belonging to Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of any such judgment arising from the relationship of Landlord and Tenant hereunder to Tenant's use and occupancy of the Premises. Tenant's covenants contained in this Article Twenty-Four shall survive the Expiration Date or the earlier termination of the Lease Term.

     SECTION 24.03 LANDLORD'S LIABILITY LIMITED. Neither Landlord nor any partner, director, officer, agent, servant or employee of Landlord shall be liable to Tenant for any injury or damage to Tenant or to any other person or for any damage to (by vandalism, illegal entry, steam, gases, water, rain, snow, electricity or any other causes), or loss (by theft or otherwise) of, any property of Tenant or of any other person, irrespective of the cause of such injury, damage or loss, unless caused by or due to the primary negligent act or omission of Landlord, its agents, servants or employees. Further, neither Landlord nor any partner, director, officer, agent, servant or employee of Landlord shall be liable (a) for any such damage caused by other tenants or persons in, upon or about the Building, or caused by operations in construction of any private, public or quasi-public work; or (b) in the event of any such primary negligent act of Landlord, for consequential damages arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant.

     SECTION 24.04 HOLD HARMLESS. Tenant shall indemnify and save harmless Landlord against and from (i) any and all claims against Landlord of whatever nature arising from any act, omission or negligence of Tenant, its contractors, licensees, agents, servants, employees, invitees and/or visitors,
(ii) all claims against Landlord arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Lease

Term in, around or about the Premises, (iii) all claims against Landlord arising from any accident, injury or damage occurring outside of the Premises, but within or about the Land and Building where such accident, injury or damage results or is claimed to have resulted from an act or omission of Tenant, its contractors, licensees, agents, servants, employees, invitees and/or visitors, and (iv) any breach, violation or non-performance of any of the terms, covenants, and conditions contained in this Lease on the part of Tenant to be fulfilled, kept, observed and performed. This indemnity and hold harmless covenant shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses (including attorneys' fees and disbursements) of any kind or nature incurred in connection with any such claim or proceeding brought thereon, and the defense thereof by Landlord. This indemnity and hold harmless covenant shall survive the Expiration Date or the earlier termination of the Lease Term for acts or omissions alleged to have occurred during the Lease Term and for any period of time prior to the Commencement Date of the Lease during which Tenant was given access to the Premises.

                             ARTICLE TWENTY-FIVE
                                   PARKING

     During the Term, Tenant is entitled to the use for itself, and its employees, agents, customers and invitees a certain number of Parking Spaces as identified in Section 2.01 hereof. This right to use is ancillary to this Lease, cannot be severed from this Lease and confers upon Tenant no rights other than the explicit right to use set forth herein, subject to the Rules and Regulations of this Building or any rules and regulations applicable to any off site parking area. No specific Parking Spaces shall be reserved for Tenant.

                             ARTICLE TWENTY-SIX
                                MISCELLANEOUS

     SECTION 26.01 INTEGRATION CLAUSE. This Lease, together with all Exhibits and Schedules attached hereto which by this reference are hereby fully incorporated into this Lease, contains the entire agreement between Landlord and Tenant with respect to the Premises and all prior agreements between the parties hereto are merged into this Lease except for covenants in any such agreements that be their terms are said to survive, and any agreements hereafter made between Landlord and Tenant with respect to the Premises shall be ineffective to change, modify, waive, release, discharge, terminate or effect any provision of this Lease, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement is sought.

     SECTION 26.02 EFFECT OF PARTIAL INVALIDITY. If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     SECTION 26.03 WAIVER OF PREJUDGMENT REMEDIES. Tenant hereby acknowledges that this Lease constitutes a commercial transaction, as such term is used and defined in Connecticut General Statutes 52-278(a), and Tenant hereby waives any prejudgment remedy hearing as provided in Connecticut General Statutes 52-278(a) through 52-278(g), inclusive, and authorizes Landlord's attorney to issue a writ for a prejudgment remedy without a court order, provided the complaint shall set forth a copy of this waiver.

     SECTION 26.04 CHOICE OF LAW. This Lease shall be governed in all respects by the laws of the State of Connecticut.

     SECTION 26.05 TENANT DEFINED. If the term "Tenant," as used in this Lease, refers to more than one person, then, as used in this Lease, said term shall be deemed to include all of such persons or any of them; if any of the obligations of Tenant pursuant to this Lease are guaranteed, the term "Tenant" shall be deemed to include Tenant, the Guarantor, or either or both of them; and if this Lease shall have been assigned, the term "Tenant" shall be deemed to include Tenant, the assignee, or either or both of them.

     SECTION 26.06 RULES AND REGULATIONS. Tenant, its contractors, employees, agents, visitors, guests and licensees shall faithfully observe and comply with all the Rules and Regulations; provided, however, that in the case of any conflict between the provisions of this Lease and any such Rules or Regulations, the provisions of this Lease shall control, and provided, further, that nothing contained in this Lease shall be construed to impose any obligation or duty upon Landlord to enforce the Rules and Regulations or the terms, covenants or conditions in any other leases against any other tenants, and provided, further, that Landlord shall not be liable to Tenant for violation of the Rules and Regulations and/or the terms of any other leases by any other tenants, their servants, employees, agents, visitors, invitees, subtenants or licensees.

     SECTION 26.07 INDEPENDENT OBLIGATIONS. This Lease and the obligations of Tenant to pay Rent and other charges, and to perform and comply with all other terms, covenants and conditions on the part of Tenant to be performed and complied with, shall not be affected, impaired or excused because of Landlord's delay or failure in performing or complying with any of the terms, covenants and conditions on the part of Landlord to be performed or complied with, or in Landlord's delay or failing to furnish any service or facility for any reason(s) beyond the reasonable control of Landlord, including, without limiting the generality of the foregoing, strikes, lockouts or labor problems, pre-emption in connection with an emergency by any Governmental Authority, or by reason of any rule, order or regulation of any department or subdivision thereof, of any Governmental Authority, or by reason of the conditions of supply and demand which have been or shall be affected by war or other emergency or general market conditions, provided that this paragraph shall in no event affect Tenant's other rights hereunder where Tenant shall not be able to use the Premises for 180 consecutive days.

     SECTION 26.08 APPORTIONMENTS AND PRORATIONS. Any apportionments or prorations of Base Rent or Additional Rent to be made under this Lease shall be computed on the basis of a three hundred sixty (360) day year, with twelve
(12) months of thirty (30) days each.

     SECTION 26.09 LANDLORD'S CONSENT. If Tenant requires Landlord's consent to perform any act pursuant to the terms of this Lease, Landlord, in its reasonable discretion, may refer such a matter to its attorneys and Tenant agrees to reimburse Landlord for its reasonable attorneys' fees and disbursements as an item of Additional Rent and shall be paid by Tenant within ten (10) days following written demand.

     SECTION 26.10 SIGNS. Unless Landlord shall have given its prior written consent, Tenant shall not install, paint, inscribe or maintain any lettering, name, sign, business designation, advertising or publicity device on the Land or on any exterior window or on any other interior or exterior portion of the Building. Tenant shall have obtained Landlord's prior approval as to location, size, color and style, which approval shall not be unreasonably withheld.

     SECTION 26.11 KEYS. On or before the Commencement Date, Tenant will furnish Landlord with one (1) full set of keys which will permit Landlord entry to all portions of the Premises. Such keys may be utilized by Landlord in the performance of any of Landlord's obligations or in connection with any of Landlord's rights as provided herein or by operation of law or otherwise, provided Landlord shall have no duty to enter, protect or defend the Premises, unless expressly provided herein. In the event Tenant shall cause the locks to any doors or entrance ways to the Premises to be changed at any time during the Term, Tenant shall promptly (within 24 hours) deliver to Landlord substitute keys which will permit Landlord to unlock the same and will permit Landlord with equivalent entry as existed prior to such change. If Tenant fails to deliver such substitute keys and Landlord is required or entitled to enter the Premises for whatever reason, Landlord shall suffer no liability to Tenant by reason of any forced entry or damage to the Premises resulting from its entry without keys and Tenant shall promptly (within 10 days) reimburse Landlord for any expenses Landlord may incur in connection with such entry to the Premises under such circumstances.

     SECTION 26.12 HOLDOVER. In the event Tenant shall remain in possession of the Premises after the Expiration Date, such holdover shall not be deemed to extend or renew the Term, provided that notwithstanding any other provision hereof, Tenant shall be liable for the payment of Rent, increased to include Base Rent at a rate which equals two hundred (200%) percent of the Base Rent charged Tenant immediately prior to such holdover until such holding over is terminated by the disposition of Tenant. The provisions of this Section shall not operate as a waiver by Landlord of any right of re-entry or any other remedies against Tenant as provided in this Lease or by law. In addition, in the event of such holdover, Tenant agrees to indemnify and hold Landlord harmless from all loss or liability resulting from such holdover, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded on such holdover.

     SECTION 26.13 TIME OF ESSENCE. Time is of the essence with respect to the performance of each and every term, covenant and agreement under this Lease to be performed by Tenant concerning the payment of Rent or other charges.

     SECTION 26.14 CAPTIONS; SECTIONS; GENDER. The captions contained herein have been inserted for convenience only and shall not have the effect or modifying, amending or changing the express terms and provisions of this Lease. Whenever used, the singular number shall include the plural, the plural the singular, and use of any gender shall include all genders.

     SECTION 26.15 DELIVERY OF LEASE. The preparation of a draft of this Lease shall not be deemed an offer. No rights are to be conferred upon Tenant until this Lease has been signed by Landlord and an executed copy this Lease has been delivered to Tenant. This Lease is a joint effort of both parties hereto and is not to be construed against either party as having been prepared by such party.

     SECTION 26.16 ARBITRATION. Tenant may, at any time when not in default in the payment of any Rent, request arbitration of any matter in dispute where arbitration is expressly provided for in this Lease, and Landlord may at any time request arbitration of any matter in dispute. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute, and said dispute shall be determined in the City of Hartford, by a single arbitrator, in accordance with the rules then outstanding of the American Arbitration Association (or any organization which is the successor thereto). The award in such arbitration may be enforced on the application of either party by the order of a judgment of a court of competent jurisdiction. All costs and expenses associated with such arbitration shall be allocated by the arbitrator.

     SECTION 26.17 REPRESENTATION AS TO TENANT'S LEGAL STATUS. Tenant hereby represents that it is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and will promptly confirm the same upon request of Landlord in the manner so requested by Landlord. Tenant hereby authorizes Jeffrey Hazarian, its Chief Financial Officer, to execute this Lease on behalf of Tenant and to take all other acts and sign all other documents and instruments necessary to effectuate the transactions contemplated by this Lease.

     SECTION 26.18 NO RIGHTS UPON DEFAULT. Notwithstanding anything herein that may be construed to the contrary, Tenant shall no right to exercise any option or right herein granted to Tenant if Tenant is in default hereof at the time of such attempted exercise. By way of example and not by way of limitation, the types of Tenant rights and options contemplated by this paragraph include rights to (i) lease additional space, (ii) renew the term hereof, (iii) reduce the amount of space leased hereunder, (iv) purchase the Building or the property on which the Building is situated or (v) require Landlord to provide additional tenant fit-out.

     SECTION 26.19 SUBLEASING EXPENSES. Tenant shall reimburse Landlord for all costs and expenses, including Landlord's reasonable attorneys' fees, in connection with Tenant's desire to assign or sublease the Premises.

     SECTION 26.20 HOTEL CONFERENCE FACILITIES. During the term hereof and while the Hotel is owned by the then Landlord hereunder, Tenant shall have the right to use the Hotel's conference facilities at a discount of 10% from rates then charged generally (but always subject to any rules applicable thereto, such as availability). Tenant shall keep this provision in strictest confidence, the breach of which shall terminate this provision.

     IN WITNESS WHEREOF, the parties have hereunto set their hands effective as of the date first set forth above.



Signed, Sealed and Delivered           LANDLORD:
in the Presence of:
                                       GOODWIN SQUARE LLC

                                       By:  Connecticut General Life
                                            Insurance Company, on behalf of
                                            its Separate Account Connecticut
                                            Its Manager

/s/ MONA A. LEES
-----------------------------------         By: CIGNA Investments, Inc.
                                                Its Authorized Agent
/s/ KATHLEEN B. CHRISTENSEN                     By: /s/ JAMES H. ROGERS
-----------------------------------                 -----------------------
                                                    Name:  James H. Rogers
                                                    Title: Managing Director
-----------------------------------


                                       TENANT:

                                       TENERA, INC.


/s/ JAMES E. ROBISON                   By: /s/ JEFFREY R. HAZARIAN
-----------------------------------        --------------------------------
                                           Its Chief Financial Officer
                                           (Duly Authorized)
-----------------------------------

STATE OF CONNECTICUT)
                    ) ss.
COUNTY OF HARTFORD  )

     On this 22nd day of Nov, 1996, personally appeared James H. Rogers, as Managing Director of Cigna Investments, Inc., agent of Connecticut General Life Insurance Company, the manager of Goodwin Square LLC, signer and sealer of the foregoing instrument who acknowledged the same to be his free act and deed, and the free act and deed of said organization, before me.


                                       /s/ DONNA M. LUCENTE
                                       ------------------------------------
                                       Notary Public/Commissioner of the
                                       Superior Court
                                       [Notary Seal stamped here]


STATE OF CALIFORNIA     )
                        )  ss.
COUNTY OF SAN FRANCISCO )

     On this 19th day of November, 1996, personally appeared Jeffrey Hazarian of TENERA, a Delaware corporation, signer and sealer of the foregoing instrument who acknowledged the same to be his free act and deed and the free act and deed of said corporation before me.


                                       /s/ LAURIE MCNAIR
                                       ------------------------------------
                                       Notary Public/Commissioner of the
                                       Superior Court
                                       [Notary Seal stamped here]

                                  EXHIBIT A

                           DESCRIPTION OF PREMISES

                   [Diagram of floor plan of leased space]

                                  EXHIBIT B

                           DESCRIPTION OF THE LAND


     ALL THAT CERTAIN piece or parcel of land located in the Town of Hartford, County of Hartford and State of Connecticut being more particularly bounded and described as follows:

     Beginning at a point which marks the southwest corner of the intersection of Asylum Street and Haynes Street; thence S 08 degrees l7' 46" W along the westerly line of Haynes Street a distance of Two Hundred Sixty-Four and eighty one-hundredths (264.80) feet to a point; thence N 87 degrees 33' 59" W along the northerly line of Pearl Street a distance of One Hundred Five and sixty-three one hundredths (105.63) feet to a point; thence N 08 degrees 25' 00" W along land now or formerly of the Roman Corporation a distance of Eighty-Six and no one-hundredths (86.00) feet to a point; then N 87 degrees 28' 31" W along lands now or formerly of the Roman Corporation, 253 Asylum Street Associates Limited Partnership and Dora M. Bartley, partly by each, a distance of One Hundred Twenty-Six and no one-hundredths (126.00) feet to a point; then N 07 degrees l9' 21" E along the easterly line of Ann Street a distance of One Hundred Thirteen and sixty-seven one-hundredths (113.67) feet to a point; thence S 87 degrees 28' 31" E along lands now or formerly of Louis Mornealt, et al., Anthony B. Cacase, et al., and Asylum Associates Limited Partnership, partly by each, a distance of One Hundred Twenty-Eight and four one-hundredths (128.04) feet to a point; then S 08 degrees 25' 00" W along land now or formerly of Asylum Associates Limited Partnership a distance of Seventy-Six and forty-eight one-hundredths (76.48) feet to a point; then S 81 degrees ll' 39" E along the southerly line of Asylum Street a distance of One Hundred Four and fifty one-hundredths (104.50) feet to the point or place of beginning.

                                  EXHIBIT C

                               LANDLORD'S WORK

            [Diagram of floor plan of landlord's work to be done]

                                  EXHIBIT D

                             RULES & REGULATIONS


     1. The halls, corridors, passages, courts, atrium, outside sidewalks, lobbies, concourses, ramps, staircases, escalators and elevators shall not be obstructed by Tenant, or the employees, agents, servants, visitors or licensees of Tenant, or used for any purpose other than ingress and egress to and from the Demised Premises. No bicycles or motorcycles shall be brought into the Building or kept in the Demised Premises without the written consent of the Landlord.

     2. No freight, furniture, or bulky matter of any description will be received into the Building or carried into the elevators except in such a manner, during such hours and using such elevators and passageways as may be approved by Landlord. The installation and moving of such freight, furniture or bulky material of any description shall be made upon previous notice to Landlord, and the persons employed by Tenant for such work must be reasonably acceptable to Landlord. Tenant may, subject to the provisions of the immediately preceding sentence, move freight, furniture, bulky matter or other material into or out of the premises on Saturdays between the hours of 8:30 a.m. and 6:00 p.m. provided tenant pays the additional cost, if any, incurred by Landlord for security guards and other expenses arising by reason of such move by Tenant. Any hand trucks, carryalls, or similar appliances used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as Landlord shall require.

     3. Only persons authorized by Landlord will be permitted to furnish janitorial services, floor polishing, carpet cleaning, and other similar services to Tenant, and only at hours and under reasonable regulations fixed by Landlord. Tenant shall use no other method of heating or cooling than that supplied by Landlord.

     4. Tenant, or the employees, agents, servants, visitors or licensees of Tenant, shall not at any time, place, leave or discard any rubbish, paper articles or objects of any kind whatsoever outside the doors of the Demised Premises or in the corridors or passageways of the Building. No animals or birds shall be brought or kept in or about the Building.

     5. All blinds on exterior windows shall remain down at all times; and the windows in the Demised Premises shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills or in the halls or in any other part of the Building, nor shall any article be thrown out of the doors or windows of the Demised Premises.

     6. Tenant shall not lay linoleum or other similar floor covering so that the same shall come in direct contact with the floor of the Demised Premises, and if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first fixed to the floor by a paste or other material that may easily be removed with water, the use of cement or other similar adhesive being expressly prohibited.

     7. Canvassing, soliciting or peddling in the Building is prohibited and Tenant shall cooperate to prevent same.

     8. Any person in the Building will be subject to identification by employees and agents of Landlord. All persons in or entering the Building shall be required to comply with the security policies of the Building. If Tenant desires any additional security service for the Demised Premises, Tenant shall have the right (with the advance written consent of Landlord) to obtain such additional service at Tenant's sole cost and expense. Tenant shall keep doors to unattended areas locked and shall otherwise exercise reasonable precautions to protect property from theft, loss or damage.

     9. Only workmen employed by Tenant with Landlord's approval, which shall not be unreasonably withheld or delayed, or contracted with by Landlord for Tenant may be employed for repairs, installations, alterations, painting, material moving and other similar work that may be done in or on the Demised Premises.

     10. Tenant shall not bring or permit to be brought or kept in or on the Demised Premises any inflammable, combustible, corrosive, caustic, poisonous, or explosive substance, or cause or permit any odors to permeate in or emanate from the Demised Premises or make, or permit to be made, unseemly or disturbing noises or interfere with other tenants or those having business with them.

     11. Tenant shall not conduct any restaurant, luncheonette, automat or cafeteria or the sale of service of food or beverages to its employees or to others. The employees of the Tenant shall not be prohibited from preparing their individual meals in suitable microwave or other appliances.

     12. No boring, driving of nails or screws, cutting or stringing of wires shall be permitted in the common areas of the Building, except with the prior written consent of Landlord, which consent shall not be unreasonably withheld.

     13. Tenant shall give immediate notice to Landlord in case of theft, unauthorized solicitation, or accident in the Demised Premises or in the Building or of defects therein or in any fixtures or equipment, or of any known emergency in the Building.

     14. Tenant shall not use the Demised Premises or permit the Demised Premises to be used for photographic, multilithor, multigraphic reproductions except in connection with its own business and not as a service for other except with Landlord's prior written permission.

     15. Tenant shall not use or permit any portion of the Demised Premises to be used as an office for a public stenographer or typist, offset printing, the sale of liquor or tobacco, a barber or manicure shop, an employment bureau, a labor union office, a doctor's or dentist's office, a dance or music studio, any type of school, or for any use other than those specifically granted in the lease.

     16. Tenant shall not advertise for laborers giving the Demised Premises as an address, nor pay such laborers at a location in the Demised Premises.

     17. The requirements of Tenant will be attended to only upon application at the office of Landlord in the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

     18. Tenant shall not place a load upon any floor of the Demised Premises which exceeds the live load per square foot which such floor was designed to carry and which is allowed by law. Business machines and mechanical and electrical equipment belonging to Tenant which cause noise, vibration, electrical or magnetic interference, or any other nuisance that may be transmitted to the structure or other portions of the building, shall be placed and maintained by Tenant at Tenant's expense in settings of cork, rubber, spring type, or other vibration eliminators sufficient to eliminate noise or vibration.

     19. Tenant shall not place, install, or operate within the Demised Premises or any other part of the Building any engine or machinery, or conduct mechanical operations therein, without the written consent of Landlord.

     20. No portion of the Demised Premises or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.

     21. For the purpose of the Lease, holidays shall be deemed to mean and include the following: (a) New Year's Day; (b) Memorial Day; (c) Independence Day; (d) Labor Day; (e) Thanksgiving Day; (f) Christmas Day; (g) any other generally recognized holidays taken by tenants occupying at least one-half (1/2) of the Gross Rentable Area of the Building.

     22. Tenant shall at all times keep the Demised Premises neat and orderly.

     23. Tenant shall comply with security regulations as Landlord may from time to time adopt. Such regulations may provide for the carrying and/or display of security passes by any occupants of the Building during non-working hours and non-business days and such other days and hours as Landlord may deem necessary or desirable for the orderly management of the Building.

     24. Landlord reserves the right to rescind, and reasonably amend any rules or regulations, to add reasonable new rules or regulations, and to waive any rules or regulations with respect to any tenant or tenants.

     25. Tenant shall not permit the restriction of air flow from heating, ventilation or air conditioning diffusers by objects such as papers, books, furniture, wall hangings, etc.

     26. Smoking or carrying lighted cigars, pipes or cigarettes in the elevators of the Building is prohibited.

     27. Tenant shall not make any alterations, changes or improvements to or in the Demised Premises which are not consistent with planned and existing physical conditions in the Building or which would affect any portion of the Building other than the Demised Premises. Without limiting the generality of the foregoing, Tenant shall not make any such alterations, changes or additions which would affect the heating, ventilating, air conditioning, electrical, plumbing, fire safety, security or other systems of the Building without in its sold discretion of such alteration, change, or improvement would, in the opinion of Landlord, increase the Operating Expense of the Building or have an adverse affect on the furnishing of such services to other tenants of the Building.

                                  EXHIBIT E

           SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

     THIS AGREEMENT, made this _____ day of _________, 199_, between , a Connecticut __________ with offices at _____________________________,
Connecticut (hereinafter called "Tenant"), _________________, a ___________ having its principal office and place of business at _________ Connecticut (hereinafter called "Lender"), and Goodwin Square Associates Limited Partnership, a limited partnership organized and existing under the laws of the State of Connecticut (hereinafter referred to as "Landlord").


                                 WITNESSETH

     WHEREAS, the Tenant has entered into a certain lease (the "Lease") dated _______________, 199_, with Landlord covering premises within a certain building known as Goodwin Square (the "Premises"); and

     WHEREAS, the Lender has agreed to make a loan secured by a mortgage (the "Mortgage") covering the Premises to the Landlord; and

     WHEREAS, it is a condition precedent to obtaining said loan or was a condition of said loan, that said Mortgage securing said loan be a lien or charge upon the Premises unconditionally prior and superior to the Lease and leasehold interest of Tenant; and

     WHEREAS, Tenant acknowledges when it is recorded that said Mortgage constitutes, or will constitute, a lien or charge upon the Premises which is, or should be, unconditionally prior and superior to the Lease and leasehold interest of Tenant; and

     WHEREAS, Lender has been requested by Tenant and by Landlord to enter into a non-disturbance agreement with Tenant;

     NOW THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties hereto mutually covenant and agree as follows:

     1. The Lease and any extensions, renewals, replacements or modifications thereof, and all of the right, title and interest of the Tenant in and to said Premises are and shall be subject and subordinate to the Mortgage and to all of the terms and conditions contained herein, and to any renewals, modifications, replacements, consolidations and extensions thereof.

     2. Lender consents to the Lease and, in the event of foreclosure of said Mortgage, or in the event Lender comes into possession or acquires title to the Premises as a result of the enforcement of foreclosure of the Mortgage or the note secured thereby, or as a result of any other means, Lender agrees to recognize Tenant and further agrees that Tenant shall not be disturbed in its possession of the Premises for any reason other than one which would entitle the Landlord to terminate the Lease under its terms or would cause, without any further action by such Landlord, the termination of the Lease or would entitle such Landlord to dispossess the Tenant from the Premises.

     3. Tenant agrees with Lender that if the interests of Landlord in the Premises shall be transferred to and owned by Lender by reason of foreclosure or other proceedings brought by it, or any other manner, or shall be conveyed thereafter by Lender or shall be conveyed pursuant to a foreclosure sale of the Premises (and for purposes of this paragraph, the term "Lender" shall be deemed to include any grantee of the Lender or purchaser at foreclosure sale), Tenant shall be bound to Lender under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if Lender were the Landlord under the Lease, and Tenant does hereby attorn to Lender as its Landlord, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon Lender succeeding to the interest of the Landlord in the Premises. Tenant agrees, however, upon the election of and written demand by Lender within sixty (60) days after Lender receives title to the Premises, to execute an instrument in confirmation of the foregoing provisions, satisfactory to Lender, in which Tenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy.

     4. Tenant agrees with Lender that if Lender shall succeed to the interest of Landlord under the Lease, Lender shall not be (a) liable for any action or omission of any prior landlord under the Lease, or (b) subject to any offsets or defenses which Tenant might have against any prior landlord, or
(c) bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord, or (d) bound by any security deposit which Tenant may have paid to any prior landlord, unless such deposit is in an escrow fund which fund has been deposited with a Connecticut banking institution pursuant to a certain Pledge and Escrow Agreement to which Lender is a party, or (e) bound by any amendment or modification of the Lease made without Lender's consent, or (f) bound by any provision in the Lease which obligates the Landlord to erect or complete any building or to perform any construction work or to make any improvements to the Premises. Tenant further agrees with Lender that Tenant will not voluntarily subordinate the Lease to any lien or encumbrance without Lender's consent.

     5. In the event that the Landlord shall default in the performance or observance of any of the terms, conditions or agreements in the Lease, Tenant shall give written notice thereof to the Lender and the Lender shall have the right (but not the obligation) to cure such default. Tenant shall not take any action with respect to such default under the Lease including without limitation any action in order to terminate, rescind or void the Lease or to withhold any rental thereunder, for a period of 30 days after receipt of such written notice thereof by the Lender with respect to any such default capable of being cured by the payment of money and for a period of 30 days after receipt of such written notice thereof by the Lender with respect to any other such default (provided, that in the case of any default which cannot be cured by the payment of money and cannot with diligence be cured with such 30-day period because of the nature of such default or because Lender requires time to obtain possession of the Premises in order to cure the default, if the Lender shall proceed promptly to attempt to obtain possession of the Premises, where possession is required, and to cure the same and thereafter shall prosecute the curing of such default with diligence and continuity, then the time within which such default may be cured shall be extended for such period as may be necessary to complete the curing of the same with diligence and continuity).

     6. This Agreement shall bind and inure to the benefit of the parties hereto, their successors an assigns. As used herein the term "Tenant" shall include the Tenant, its successors and assigns; the words "foreclosure" and "foreclosure sale" as used herein shall be deemed to include the acquisition of Landlord's estate in the Premises by voluntary deed (or assignment) in lieu of foreclosure; and the word "Lender" shall include the Lender herein specifically named and any of its successors and assigns, including anyone who shall have succeeded to Landlord's interest in the Premises by, through or under foreclosure of the Mortgage.

     7. This Agreement shall be the whole and only agreement between the parties hereto with regard to the subordination of the Lease and leasehold interest of Tenant to the lien or charge of the Mortgage in favor of Lender, and, with respect to Lender and Tenant only, shall supersede and cancel any prior agreements as to such, or any, subordination, including, but not limited to, those provisions, if any, contained in the Lease, which provide for the subordination of the Lease and leasehold interest of Tenant to a deed or deeds of trust or to a mortgage or mortgages to be thereafter executed, and shall not be modified or amended except in writing signed by all parties hereto.

     8. Tenant declares, agrees and acknowledges that it intentionally and unconditionally waives, relinquishes and subordinates the Lease and leasehold interest in favor of the lien or charge upon said land of the Mortgage above mentioned to the extent set forth in this Agreement, and, in consideration of this waiver, relinquishment and subordination, specific loans and advances are being and will be made and, as part and parcel thereof, specific monetary and other obligations are being an will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

     9. The use of the neuter gender in this Agreement shall be deemed to include any other gender, and words in the singular number shall be held to include the plural, when the sense requires.

     10. Any notice required or allowed by this Agreement shall be in writing and shall be sent by certified or registered United States mail, postage prepaid, return receipt requested:

     If to Tenant:

     If to Landlord:

     If to Lender:

     The parties may, by written notice to the others, designate a different mailing address for notices.

     IN WITNESS WHEREOF, the parties hereto have placed their hands and seals the day and year first above written.

Signed and acknowledged in             TENANT:
the presence of us:

                                       By:
----------------------------               --------------------------------
                                           Its
----------------------------


                                       LENDER:

                                       [                  ]


                                       By:
----------------------------               --------------------------------
                                           Its
----------------------------


                                       LANDLORD:

                                       GOODWIN SQUARE LLC

                                       By: Connecticut General Life
                                           Insurance Company, on behalf of
                                           its Separate Account Connecticut
                                           Its Manager

                                           By: CIGNA Investments, Inc.
----------------------------                   Its Authorized Agent


                                               By:
----------------------------                       ------------------------
                                                   Name:
                                                   Title:

                                  EXHIBIT F

                             JANITORIAL SERVICES

     1. Maintain recycling program, including providing appropriate receptacles.

DAILY SERVICES

     1. Empty wastebaskets and transport collected waste to trash handling areas. Replace soiler liners, as required.

     2.     Empty, damp clean and polish all ashtrays - inside and out.

     3.     Clean and service sand urns.

     4.     Clean and sanitize water fountains.

WEEKLY SERVICES

     1.     Spot clean all furniture.

     2. Low dust to hand height all horizontal surfaces of equipment, ledges, sills and baseboards.

     3. Dust, spot clean glass and straighten all pictures, frames, charts, graphs and similar wall hangings.

     4.     Dust all partitions, doors and door frames.

     5.     Polish all metal brightwork.

     6.     Clean and vacuum all metal entrance and elevator saddles.

MONTHLY SERVICES

     1.     Dust exterior of lighting fixtures.

                             REST ROOM CLEANING

DAILY SERVICES

     1. Clean, polish and sanitize all vitreous fixtures, including toilet bowls, urinals and sinks using a germicidal detergent solution.

     2. Clean and polish all chrome fittings and brightwork, including shelves, flushometers and metal dispensers.

     3. Clean and sanitize both sides of toilet seat with a germicidal detergent.

     4.     Clean and polish all glass and mirrors.

     5. Empty all containers and disposals. Waste and refuse will be removed to designated areas.

     6.     Wash and sanitize exterior of all containers.

     7. Empty, sanitize and replenish interior of sanitary napkin containers.

     8.     Empty and damp clean ashtrays.

     9. Remove soil from doors, frames, light switches, kick and push plates, handles, etc.

     10. Refill all dispensers (napkin, soap, tissue, towels, liners, cups). Supplies to be furnished by Landlord.

     11.    Spot clean all dispensers and receptacles.

     12. Wet mop or wash entire floor with a germicidal disinfectant cleaning solution.

     13. Low dust all horizontal surfaces to hand height. Low dusting includes sills, moldings, ledges, shelves, frames, vents, radiators, partitions, etc.

MONTHLY SERVICES

     1.     Wash and sanitize all partitions, tile walls and enamel surfaces.

QUARTERLY SERVICES

     1.     Dust exterior of light fixtures.

     2. High dust above hand height all horizontal surfaces. High dusting includes shelving, moldings, ledges, partitions, pipes, vents, heating outlets, etc.

                                  STAIRWAYS

WEEKLY SERVICES

     1.     Dust mop landings, risers, rails, etc. three times per week.

     2.     Spot clean soils and spills.

     3.     Damp mop to control soil build-up.

     4. Wash to control soil build-up on all handrails and guard rails in stairways.

                                VINYL FLOORS

DAILY SERVICES

     1.     Police for litter.

WEEKLY SERVICES

     1.     Dust mop or sweep.

     2.     Spot mop soil and spills.

     3.     Damp mop.

                           CARPETED FLOOR SURFACES

DAILY SERVICES

     1. Vacuum clean all traffic areas and obviously soiled carpeted surfaces.

     2.     Inspect for spots and stains.  Spot clean and remove if possible.

WEEKLY SERVICES

     1. Vacuum all exposed difficult areas, such as under desks, wires, tables, counters, in difficult corners, baseboards and edges.

                                     -4-
UPON REQUEST

     1.     Carpet shampooing will be performed and invoiced as an extra cost.

                                    GLASS

DAILY SERVICES

     1.     Spot clean lobby window glass.

MONTHLY

     1.     Completely wash and clean both sides of entrance glass doors.

QUARTERLY SERVICES

     1.     Wash and clean the interior of exterior windows.

SEMI-ANNUALLY

     1.     Clean exterior of exterior windows.